UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CINTAS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6800 Cintas Boulevard
Cincinnati, Ohio 45262
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
Dear Shareholder:
We invite you to attend our Annual Meeting of Shareholders on October 21, 2014, at 10:00 a.m. Eastern Daylight Time at Cintas' Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio.
This booklet includes notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board of Directors operates and gives personal information about our director nominees.
Shareholders entitled to vote at this Annual Meeting are those of record as of the close of business on August 25, 2014. Please note that only shareholders of record or holders of valid proxies from such shareholders may attend or vote at the meeting. Since seating will be limited, we ask shareholders to call 1-866-246-8277 to make a reservation for the meeting. When making your reservation, please give your full name, company name and address. If you do not make a reservation, you may not be provided entry into the meeting due to limited space.
Upon arrival at the Annual Meeting, shareholders may be asked for a form of personal identification and proof of stock ownership. This can be in the form of a brokerage statement or proxy card. Based on this proof of ownership and the reservation system noted above, an admission ticket will be given to the shareholder at the Annual meeting. No cameras, recording equipment, electronic devices, cellular telephones, large bags, briefcases or packages will be permitted in the Annual meeting.
We are once again pleased to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of the proxy statement, the accompanying proxy card and our 2014 Annual Report. The Notice contains instructions on how to access and review those documents over the Internet and vote online, as well as how shareholders can elect to receive paper copies of the proxy statement, proxy card and 2014 Annual Report free of charge. We believe that this process will allow us to provide our shareholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
Whether or not you plan to attend the meeting, please complete and return your proxy card or vote by telephone or via the Internet by following the instructions on your proxy card.
Sincerely,
Robert J. Kohlhepp
Chairman of the Board
September 8, 2014

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF CINTAS CORPORATION

Time:	10:00 a.m., Eastern Daylight Time
Date:	October 21, 2014
Place:	Cintas Corporate Headquarters 6800 Cintas Boulevard Mason, Ohio 45040
Purpose:
1.	To elect as directors the nine nominees named in the attached proxy materials;
2.	To approve, on an advisory basis, named executive officer compensation;
3.	To approve Amendment No. 4 to the Cintas Corporation 2005 Equity Compensation Plan;
4.	To ratify Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015; and
5.	To conduct other business if properly raised.

Only shareholders of record on August 25, 2014, are entitled to notice of and to vote at, or attend, the meeting or any adjournment thereof. The approximate mailing date of the Notice of Internet Availability of Proxy Materials is September 8, 2014.
The vote of each shareholder is important. You can vote your shares by completing and returning the proxy card sent to you. Shareholders can also vote their shares over the Internet or by telephone by following the voting instructions on the proxy card.
Thomas E. Frooman
Vice President and Secretary – General Counsel
September 8, 2014

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting To Be Held on October 21, 2014

The Notice, 2014 Proxy Statement, 2014 Annual Report and
Form of Proxy are available at http://www.cintas.com

TABLE OF CONTENTS	Page

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
CORPORATE GOVERNANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7
AUDIT COMMITTEE REPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	10
COMPENSATION COMMITTEE REPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	14
PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	34
SECURITY OWNERSHIP OF DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	35
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE . . . . . . . . . . . . .	36
RELATED PERSON TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38
APPROVAL OF AMENDMENT NO. 4 TO THE CINTAS CORPORATION 2005 EQUITY COMPENSATION PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	46
EQUITY COMPENSATION PLAN INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	47
QUESTIONS? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	48
APPENDEX A: THE CINTAS CORPORATION 2005 EQUITY COMPENSATION PLAN AND AMENDMENTS NO.1 THROUGH NO.4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	A-1
Cintas makes available, free of charge on its website, all of its filings that are made electronically with the Securities and Exchange Commission ("SEC"), including Forms 10-K, 10-Q and 8-K. These filings are also available on the SEC's website (www.sec.gov). To access these filings, go to our website (www.cintas.com) and click on the "Financial Reports" tab at the right under the Company and Careers – Investors page. Copies of Cintas' Annual Report on Form 10-K for the fiscal year ended May 31, 2014, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:
Thomas E. Frooman
Vice President and Secretary – General Counsel
6800 Cintas Boulevard
P.O. Box 625737
Cincinnati, Ohio 45262-5737

Cintas Corporation
6800 Cintas Boulevard
Cincinnati, Ohio 45262

PROXY
STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 21, 2014
General Information
This proxy statement and accompanying proxy, mailed or provided online, is furnished in connection with the solicitation by the Board of Directors (the "Board") of Cintas Corporation, a Washington corporation ("we" or "Cintas" or "the Company"), of proxies to be used at the annual meeting of shareholders of Cintas to be held on October 21, 2014, which we refer to as the Annual Meeting, and at any adjournment or postponement thereof. Cintas will bear the costs of this solicitation. The Notice Regarding the Availability of Proxy Materials (the "Notice") and, for those shareholders who requested paper copies, this proxy statement and accompanying proxy, were first mailed to our shareholders on or about September 8, 2014.
Who may vote
Shareholders of Cintas, recorded in our stock register on August 25, 2014, may vote at the meeting. As of that date, Cintas had 118,785,008 shares of common stock outstanding, including 1,842,478 outstanding shares of restricted stock. Each share is entitled to one vote on each matter submitted to the shareholders at the Annual Meeting.
How to vote
You may vote in person at the meeting or by proxy. You may also vote by Internet or telephone using one of the methods described in the proxy card. We recommend you vote by proxy, Internet or telephone even if you plan to attend the meeting. If you vote by Internet or telephone, please do not return the proxy card. If voting by mail, please complete, sign and date your proxy card enclosed with these proxy materials. If desired, you can change your vote at the meeting.
How proxies work
Cintas' Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. You may also vote for or against the other proposals or abstain from voting.
All proxies properly signed will, unless a different choice is indicated, be voted "FOR" the election of all nominees proposed by the Nominating and Corporate Governance Committee, "FOR" the resolution approving the compensation of our named executive officers, "FOR" the approval of Amendment No. 4 to the Cintas Corporation 2005 Equity Compensation Plan, and "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2015.
You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker or bank, you may get material from them asking how you want to vote. Specifically, if your shares are held in the name of your stockbroker or bank and you wish to vote in person at the meeting, you should request your stockbroker or bank to issue you a proxy covering your shares.
If any other matters come before the meeting or any postponement or adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Revoking a proxy
You may revoke your proxy at any time before the vote is taken by submitting a new proxy with a later date, by voting via the Internet or by telephone at a later time, by voting in person at the meeting or by notifying Cintas' Secretary in writing at the address under "Questions?" on page 48.
Quorum
In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.
Votes needed
The nine nominees receiving the most votes will be elected as members of the Board subject to a resignation policy in our Bylaws that applies to any nominee who does not receive a majority of the votes cast. See "Election of Directors" on page 3. Approval of Proposals 2, 3 and 4 requires the affirmative vote of the majority of the votes cast on each proposal. Approval of all other matters considered at the meeting, including postponement or adjournment, will require the affirmative vote of a majority of the votes cast.
Abstentions (including abstentions with respect to one or more nominees) and broker nonvotes count for quorum purposes, but not for voting purposes. Broker nonvotes occur when a broker returns a proxy, but does not have authority to vote on a particular proposal.
Banks or brokers holding shares for beneficial owners must vote those shares as instructed. If the bank or broker has not received instructions from you, the beneficial owner, the bank or broker generally has discretionary voting power only with respect to the ratification of appointment of the independent registered public accounting firm. A bank or broker does not have discretion to cast votes with respect to Proposal 1, 2 or 3 unless it has received voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your bank or broker if your shares are held by such a bank or broker so that your votes with respect to these Proposals are counted. Abstentions and broker nonvotes will have no effect on Proposals 1, 2 and 3, and abstentions will have no effect on Proposal 4. Because Proposal 4 is a "routine" matter, there will be no broker nonvotes on this Proposal.
Attending in person
Only shareholders, their proxy holders and Cintas' guests, each of which must be properly registered as described in the Notice, may attend the meeting.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)
The Nominating and Corporate Governance Committee of the Board has nominated for election the following individuals, namely: Gerald S. Adolph, John F. Barrett, Melanie W. Barstad, Richard T. Farmer, Scott D. Farmer, James J. Johnson, Robert J. Kohlhepp, Joseph Scaminace and Ronald W. Tysoe. Proxies solicited by the Board will be voted for the election of these nominees if no direction is given. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting, with each director to serve until such director's successor is elected and qualified or until such director's earlier resignation or removal. In voting to elect directors, shareholders are not entitled to cumulate their votes.
In accordance with NASDAQ Stock Market, LLC ("NASDAQ") rules, our Board affirmatively determines the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the NASDAQ listing standards and rules promulgated under the Securities Exchange Act of 1934. Cintas' director independence standards, incorporated in the Corporate Governance Guidelines, are available on our website at www.cintas.com, under Company and Careers – Investors – Corporate Governance. Based on these standards, the Board determined that each of the following nonemployee directors is independent: Gerald S. Adolph, John F. Barrett, Melanie W. Barstad, James J. Johnson, Joseph Scaminace and Ronald W. Tysoe. Our Audit, Compensation and Nominating and Corporate Governance Committees are composed solely of independent directors. All directors are elected for one-year terms. Information on each of our nominees is given below.
An uncontested election is one in which the number of nominees does not exceed the number of directors to be elected. In an uncontested election, like this election, our Bylaws require that any nominee who does not receive a majority of the votes cast with respect to such nominee must promptly offer his or her resignation to the Board. The Nominating and Corporate Governance Committee will take the matter under advisement and make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. The Board has 90 days following certification of the shareholder vote to consider the offer of resignation. Within such 90-day period, the Board will promptly disclose publicly its decision whether to accept the director's resignation offer.
If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.
_____________________________________________________________________________________________

The Board recommends you vote FOR each of the following nominees:
Gerald S. Adolph(1)(2) 60
Gerald S. Adolph was elected a Director of Cintas in 2006. He is the Chairman of the Compensation Committee. Mr. Adolph has been a Senior Vice President with PWC Strategy& (formerly Booz & Company), a consulting firm, since 1981. Mr. Adolph has held numerous leadership positions at PWC Strategy&, including Worldwide Chemicals Practice Leader, Worldwide Consumer and Health Practice Leader and Global Mergers and Restructuring Practice Leader. He also served on the Booz Allen Hamilton board of directors from 1981 to 1997. The Board believes that Mr. Adolph's consulting experience, giving him insight into various corporate governance and business management issues, as well as his status as an independent director, make his service on the Board integral to Cintas.

John F. Barrett(2)(4) 65
John F. Barrett was elected a Director of Cintas in 2012. Mr. Barrett has been the Chairman, President and Chief Executive Officer of Western & Southern Financial Group, a Cincinnati-based diversified family of financial services companies, since 2002. Mr. Barrett is also a Director of Convergys Corporation. He served as a director of The Fifth Third Bancorp and its subsidiary, The Fifth Third Bank, from 1988 to 2009, and The Andersons, Inc. from 1992 to 2008. The Board believes that Mr. Barrett's principal executive officer experience and service as a director of other publicly-traded companies, which have provided him with a deep understanding of business matters, his broad financial acumen and his status as an independent director, makes his service on the Board valuable to Cintas.

Melanie W. Barstad(1)(2) 61
Melanie W. Barstad was elected a Director of Cintas in 2011. Ms. Barstad was with the Johnson & Johnson Family of Companies, a diversified global provider of consumer products, prescription medicines and medical devices, for 23 years, retiring in 2009 as President of Women's Health in the Medical Device and Diagnostics Division. She served as a management board member on numerous Johnson & Johnson operating company boards including Johnson & Johnson Health Care Systems, Ethicon Endo Surgery and Johnson & Johnson Medical from 1997 to 2009. Ms. Barstad also served as co-chair of the Johnson & Johnson Women's Leadership Initiative. The Board believes that Ms. Barstad's experience running complex, enterprise-wide global businesses as a line executive and as a management board member and her status as an independent director makes her service on the Board valuable to Cintas.

Richard T. Farmer 79
Richard T. Farmer is the founder of Cintas and has served as Chairman Emeritus of the Board since 2009. He served as Chairman of the Board of Cintas and its predecessor companies from 1968 to 2009. Prior to the founding of Cintas, Mr. Farmer worked with his family owned company, which Cintas acquired in the early 1970s. Prior to August 1, 1995, Mr. Farmer also served as Cintas' Chief Executive Officer. The Board believes that Mr. Farmer, as the founder of Cintas, possesses unparalleled experience in, and insight into, all aspects of Cintas' business, which he is able to contribute to the Board through his position as Chairman Emeritus of the Board.

Scott D. Farmer(3) 55
Scott D. Farmer joined Cintas in 1981. He has held the positions of Vice President – National Account Division, Vice President – Marketing and Merchandising, Rental Division Group Vice President and Chief Operating Officer. In 1994, he was elected to the Board. He was elected Chief Executive Officer in July 2003. The Board believes that Mr. Farmer's breadth of knowledge and experience in the areas of marketing, business development and corporate strategy, as well as his familiarity with all aspects of Cintas' business, renders his service on the Board extremely beneficial to Cintas.

James J. Johnson(2)(4) 67
James J. Johnson was elected a Director of Cintas in 2009. Mr. Johnson was with The Procter & Gamble Company, a manufacturer and marketer of consumer products, for 35 years, retiring in June 2008 as Chief Legal Officer. The Board believes that Mr. Johnson's experience with the myriad of legal issues surrounding a publicly-traded company and his status as an independent director renders his service on the Board invaluable to Cintas.

Robert J. Kohlhepp(3) 70
Robert J. Kohlhepp has been a Director of Cintas since 1979. He has been employed by Cintas since 1967 serving in various executive capacities including Vice President – Finance, Executive Vice President, President, Chief Executive Officer and Vice Chairman of the Board. He was elected Chairman of the Board in 2009. He is also a Director of Parker Hannifin Corporation. He served as a director of Eagle Hospitality Properties Trust, Inc. from 2004 until 2008. The Board believes that Mr. Kohlhepp's long-time service to Cintas, much of which has been in an executive capacity, has given him significant experience with capital management and allocation and public company financial statement preparation, uniquely qualifying him to serve as the Chairman of the Board.

Joseph Scaminace(1)(2)(3) 61
Joseph Scaminace was elected a Director of Cintas in 2010. He is designated as Lead Director of the Cintas Board of Directors and is Chairman of the Executive Committee and the Nominating and Corporate Governance Committee. Mr. Scaminace has been Chairman, President and CEO of OM Group, Inc. ("OMG"), a diversified industrial growth company, since 2005. Prior to joining OMG, Mr. Scaminace was the President and Chief Operating Officer of The Sherwin-Williams Company, a paint and coatings company, where he had worked in various capacities since 1983. He is a member of the Board of Trustees of The Cleveland Clinic. Mr. Scaminace is also a Director of Parker Hannifin Corporation. The Board believes that Mr. Scaminace's principal executive officer experience and service as a director of another publicly-traded company, which have provided him insight into high-level corporate governance and executive compensation matters, as well as his independent director status, make him an integral member of Cintas' Board.

Ronald W. Tysoe(2)(4) 61
Ronald W. Tysoe was elected a Director of Cintas in 2008. He is the Chairman of the Audit Committee. Mr. Tysoe served as Senior Advisor of Perella Weinberg Partners LP, a financial services firm, from October 2006 until his retirement in September 2007. He served as Vice Chairman of Federated Department Stores, Inc. (now known as Macy's Inc.), a clothing and home furnishings company, from April 1990 to October 2006. Mr. Tysoe is also a Director of Canadian Imperial Bank of Commerce, Scripps Networks Interactive, Inc., Taubman Centers, Inc. and J. C. Penney Company, Inc. He served as a director of Macy's Inc. from 1988 until 2005, Ohio Casualty Corporation from 2006 until 2007, NRDC Acquisition Corp. (now known as Retail Opportunity Investments Corp.) from 2007 until 2009, and Pzena Investment Management Inc. from 2008 until 2013. The Board believes that Mr. Tysoe's service as a Vice Chairman of another publicly-traded company, his independent director status and the fact that he is an "audit committee financial expert" under SEC guidelines, given his understanding of accounting and financial reporting, disclosures and controls, make his Board service extremely beneficial to Cintas.

Richard T. Farmer is the father of Scott D. Farmer.

(1)	Member of the Compensation Committee of the Board.

(2)	Member of the Nominating and Corporate Governance Committee of the Board.

(3)	Member of the Executive Committee of the Board.

(4)	Member of the Audit Committee of the Board.

CORPORATE GOVERNANCE
Cintas is a Washington corporation and, therefore, governed by the corporate laws of Washington. Since its stock is publicly traded on the NASDAQ Global Select Market and it files reports with the SEC, it is also subject to the rules of NASDAQ as well as various provisions of federal securities laws and the Sarbanes-Oxley Act of 2002 ("SOX").
Governance of the corporation is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Cintas on your behalf. It reviews Cintas' long-term strategic plans and exercises direct decision making authority in all major decisions, such as significant acquisitions, deconsolidations and the declaration of dividends. The Board also reviews financial and internal controls and management succession plans.
During fiscal 2014, the Board met on six occasions; two of which were telephonic meetings. In addition, the independent directors met in executive session on four occasions during fiscal 2014 without the presence of management directors. The Lead Director presided over each session.
Cintas expects all directors to attend all Board and shareholder meetings. All directors attended the 2013 Annual Meeting of Shareholders. Each of Cintas' directors attended all meetings of the Board and committees of which they were a member during fiscal 2014.
Shareholders may communicate with the full Board or individual directors on matters concerning Cintas by mail or through our website. Such communication should be sent to the attention of the Secretary. Interested persons may communicate directly and confidentially with our non-management directors by writing to Thomas E. Frooman, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737. However, any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to Cintas' business or communications that relate to improper or irrelevant topics. In addition, please note that the Secretary will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.
The Board has adopted the Cintas Code of Conduct and Business Ethics applicable to officers, directors and employees. A copy of the Cintas Code of Conduct and Business Ethics is available on our website, www.cintas.com, under Company and Careers – About Us – Corporate Profile. Cintas intends to post on its website within four business days after approval any amendments or waivers to the Code of Conduct and Business Ethics.
The Directors have organized themselves into the committees described below to help carry out Board responsibilities. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board.
The Executive Committee is composed of Joseph Scaminace (Chairman), Scott D. Farmer and Robert J. Kohlhepp. It acts for the Board as required between Board meetings. This Committee had no meetings in fiscal 2014, but took several actions in writing.
Each of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee is composed entirely of nonemployee directors, each of whom meets the relevant independence requirements established by NASDAQ and SOX that apply to their particular assignments.

Board Leadership Structure
The Board is responsible for evaluating and determining Cintas' leadership structure. Currently, two separate individuals serve in the capacities of Chairman and Chief Executive Officer ("CEO"). Mr. Robert J. Kohlhepp was elected our Chairman of the Board in 2009 and Mr. Scott D. Farmer has been our CEO since 2003. Mr. Kohlhepp has been employed by Cintas since 1967, serving in various executive capacities including Vice President – Finance, Executive Vice President, President, Chief Executive Officer and Vice Chairman of the Board. As Chairman, Mr. Kohlhepp is responsible for presiding over all meetings of the Board and shareholders, setting agendas for Board meetings and providing advice and counsel to Cintas' management regarding Cintas' business and operations. As CEO, Mr. S.D. Farmer is responsible for the general management, oversight, supervision and control of the business and affairs of Cintas, and ensuring that all actions and resolutions of the Board are carried into effect. With their many years of experience with Cintas, Cintas believes that Mr. Kohlhepp and Mr. S.D. Farmer are uniquely qualified to be Cintas' Chairman and CEO, respectively. We believe that this leadership structure is currently the most appropriate for Cintas.
In electing the Chairman and appointing the CEO, the Board considers nominees' knowledge of and experience with Cintas and its corporate culture, general industry experience and other executive skills. Our Board recognizes that, depending on the circumstances, leadership models other than the current model might be appropriate. Our corporate governance guidelines provide that the Board selects the Chairman of the Board in the manner that it determines to be in the best interests of Cintas' shareholders.
The Board considers it to be useful and appropriate to designate a nonemployee director to serve in a lead capacity to preside over meetings of independent directors, coordinate the activities of the other nonemployee directors, act as liaison among other directors, preside at Board meetings in the absence of the Chairman and to perform such other duties and responsibilities as the Board may determine. The Board has designated Joseph Scaminace as the Lead Director.
The Board's Role in Risk Oversight
The entire Board, rather than a separate board committee, oversees Cintas' risk management process. Cintas relies on a comprehensive enterprise risk management ("ERM") process to aggregate, monitor, measure and manage risks. The ERM approach is designed to enable the Board to establish a mutual understanding with management of the effectiveness of Cintas' risk management practices and capabilities, to review Cintas' risk exposure and to elevate certain key risks for discussion at the Board level as appropriate.
Our senior leadership is responsible for identifying, assessing and managing the company's exposure to risk, and we have established a risk committee which is responsible for overseeing and monitoring our risk strategy and chartering risk mitigation related actions. The risk committee is chaired by the CEO and has broad-based functional representation including senior management from Cintas' corporate audit, legal, operations, security and finance areas. The CEO is the only member of the Board on the risk committee.
The risk committee meets quarterly. At its meetings, the risk committee discusses risks to Cintas' business (operational, financial and legal), the potential impact to the business and the probability of occurrence in order to determine the best solution and identify the need for resource allocation. This process includes evaluating management's preparedness to respond to the risk if realized.
One risk committee meeting annually focuses on ERM. The risk profiles and current and future mitigating actions are discussed and refined during subsequent meetings with senior management and the CEO. Thereafter, the risk committee presents a comprehensive report to the Board in an interactive session during which the Board has the opportunity to further discuss the risk committee's assessments and conclusions.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for nominating persons for election as directors at each annual shareholders' meeting, making recommendations for filling any Board vacancies that may arise between meetings due to resignation or other factors and developing and recommending to the Board corporate governance policies and guidelines for Cintas. Cintas does not have a formal policy regarding diversity in determining director nominees. However, in nominating directors, the Nominating and Corporate Governance Committee takes into account, among other factors which it may deem appropriate, the judgment, skill, diversity, business experience and needs of the Board as its function relates to the business of Cintas. The Nominating and Corporate Governance Committee will consider nominees recommended by security holders in written correspondence directed to the Secretary of Cintas. The Nominating and Corporate Governance Committee evaluates the qualifications of candidates properly submitted by shareholders on the same basis as those of other director candidates. However, in no event shall any nomination made by a shareholder be binding on Cintas unless it is made in strict accordance with Cintas' Bylaws as they may be amended from time to time. A copy of the Nominating and Corporate Governance Committee Charter is available on our website, www.cintas.com, under Company and Careers – Investors – Corporate Governance.
Committee members: Joseph Scaminace (Chairman), Gerald S. Adolph, John F. Barrett, Melanie W. Barstad, James J. Johnson and Ronald W. Tysoe.
Meetings last year: Two
Audit Committee
The Audit Committee is governed by a written charter adopted by the Board. A copy of the Audit Committee Charter is available on our website, www.cintas.com, under Company and Careers – Investors – Corporate Governance. Ronald W. Tysoe has been designated as an Audit Committee financial expert by the Board and the Board has determined that Mr. Tysoe satisfies the expertise and audit committee independence standards required by NASDAQ and the SEC.
The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee also evaluates information received from the independent registered public accounting firm and management to determine whether the registered public accounting firm is independent of management. The independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Cintas concerning accounting, internal accounting controls or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting, auditing or financial matters.
The Audit Committee approves all audit and nonaudit services performed for Cintas by its independent registered public accounting firm prior to the time that those services are commenced. The Chairman also has the authority to approve these services between regularly scheduled meetings. In this event, the Chairman reports approvals made by him to the full Committee at each of its meetings. For these purposes, the Committee, or its Chairman, is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate time frame and proposed cost arrangements for that service.
Committee members: Ronald W. Tysoe (Chairman), John F. Barrett and James J. Johnson.
Meetings last year: Ten (six of which were telephonic meetings)

AUDIT COMMITTEE REPORT
The Audit Committee oversees Cintas' financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. As part of the oversight processes, the Audit Committee regularly meets with management of Cintas, Cintas' independent registered public accounting firm and Cintas' Director of Internal Audit. The Audit Committee regularly meets with each of these groups separately in closed sessions. Throughout the year, the Audit Committee had full access to management, the independent registered public accounting firm and internal auditors for Cintas. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

(a)
reviewed and discussed Cintas' audited financial statements for fiscal 2014 with Cintas' management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

(b)	reviewed the quarterly earnings releases and reports on Form 10-K and Form 10-Q prior to release;

(c)
reviewed management's representations that the interim and audited financial statements were prepared in accordance with generally accepted accounting principles and fairly present the results of operations and financial position of Cintas;

(d)
reviewed and discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standard No. 16; and SEC rules, including matters related to the conduct of the audit of Cintas' financial statements;

(e)
discussed with the independent registered public accounting firm the firm's independence from management and Cintas including the matters in the written disclosures and letter received from the independent registered public accounting firm as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence;

(f)
based on the reviews and discussions with management and the independent registered public accounting firm, the independent registered public accounting firm's disclosures to the Audit Committee, the representations of management and the report of the independent registered public accounting firm, recommended to the Board, which adopted the recommendation, that Cintas' audited annual financial statements be included in Cintas' Annual Report on Form 10-K for the fiscal year ended May 31, 2014, for filing with the SEC;

(g)
reviewed all audit and nonaudit services performed for Cintas by the independent registered public accounting firm for the fiscal year ended May 31, 2014, and determined that its provision of nonaudit services was compatible with maintaining its independence from Cintas;

(h)
consulted with counsel regarding SOX, NASDAQ's corporate governance listing standards and the corporate governance environment in general and considered any additional requirements placed on the Audit Committee as well as additional procedures or matters the Audit Committee should consider;

(i)
reviewed and monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of SOX, reviewed a report from management and internal audit regarding the design, operation and effectiveness of internal control over financial reporting and reviewed an attestation report from the independent registered public accounting firm regarding the effectiveness of internal control over financial reporting; and

(j)
examined the Audit Committee Charter to determine compliance by Cintas and the Audit Committee with its provisions and to determine whether any revisions to the Charter were advisable. An updated Cintas Audit Committee Charter was approved at the July 29, 2013 Audit Committee Meeting.  The Charter was reorganized so as to group related items in a more orderly fashion.  There were no substantive changes to the content of the Audit Committee Charter.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE, Ronald W. Tysoe (Chairman), John F. Barrett and James J. Johnson
The Audit Committee appointed Ernst & Young LLP as the independent registered public accounting firm to audit the fiscal 2014 financial statements.
Fees billed for services in fiscal 2014 and fiscal 2013 are as follows:

	Fiscal 2014	Fiscal 2013
Audit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 966,200	$ 839,500
Audit Related Fees(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 58,000	$ 63,850
Tax Fees(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 433,192	$ 372,203
All Other Fees(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 20,097	$ -
___________

(1)	Audit related fees include review of benefit plan audits.

(2)	Tax fees consist of assistance with international tax compliance, review of U.S. tax returns and consultation on transactions.

(3)	All other fees consist of information technology related services.
All of the fees above were pre-approved by the Audit Committee. None of these fees were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

Compensation Committee
The Compensation Committee is governed by a written charter adopted by the Board. A copy of the Compensation Committee Charter is available on our website, www.cintas.com, under Company and Careers – Investors – Corporate Governance. In discharging the responsibilities of the Board relating to compensation of Cintas' CEO and other senior executive officers, the purposes of the Compensation Committee are, among others, (i) to review and approve the compensation of Cintas' CEO and other senior executive officers, (ii) to oversee the compensation policies and programs of Cintas, including adopting, administering and approving Cintas' incentive compensation and stock plans and awards and amendments to the plans or awards and performing such duties and responsibilities under the terms of any executive compensation plan, incentive-compensation plan or equity-based plan and (iii) to oversee management succession planning. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. In fiscal 2014, the Committee believes it reviewed the necessary resources available to survey the compensation practices of Cintas' peers and keep abreast of compensation developments in the marketplace. During the fiscal year ended May 31, 2014, Cintas engaged Mercer LLC (Mercer) to provide the Compensation Committee with a market update and best practices presentation. This information was presented to the Compensation Committee for their review. The Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to the work of Mercer. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by these compensation consultants.  The Committee has also assessed the independence of its compensation consultants as required under NASDAQ rules.
The Compensation Committee periodically reviews the compensation programs and policies that apply to all Cintas employee-partners to determine whether such programs and policies are reasonably likely to have a material adverse effect on Cintas. As part of the Compensation Committee’s on-going process, the Compensation Committee, with the assistance of Cintas’ human resources, finance and legal departments and Mercer, the Compensation Committee's independent compensation consultants, conducted a formal assessment of these compensation programs and policies and determined that they do not create risks that are reasonably likely to have a material adverse effect on Cintas. Among the areas the Compensation Committee considered in determining that Cintas’ compensation programs and policies do not pose a material risk to Cintas included Cintas': compensation philosophy; compensation plan design (balanced pay mix, weightings of measures, performance targets and annual and long-term incentives); and compensation plan governance and oversight (selection of performance targets, stock ownership requirements, claw-back policy, and hedging policy).
Cintas' executive compensation policies are designed to support the corporate objective of maximizing the long-term value of Cintas for its shareholders and employee-partners. To achieve this objective, the Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified employees, to recognize individuals who exceed expectations and to closely link executive compensation with corporate performance. Cintas, with the Compensation Committee's oversight, uses short and long-term incentive and equity compensation plans to ensure company objectives are achieved.
The Compensation Committee processes and procedures for the consideration and determination of executive and director compensation are discussed in the section entitled "Executive Compensation".
Committee members: Gerald S. Adolph (Chairman), Melanie W. Barstad and Joseph Scaminace.
Meetings last year: Three
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee, listed above, has ever been an officer or employee of Cintas, nor have they been an executive officer of another entity at which one of our executive officers serves on the Board. No executive officer of Cintas serves as a director or as a member of a committee of any company of which any of Cintas' nonemployee directors are executive officers.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Cintas' Proxy Statement and Annual Report on Form 10-K for the fiscal year ended May 31, 2014.
Committee Members: Gerald S. Adolph (Chairman), Melanie W. Barstad and Joseph Scaminace.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses and analyzes the compensation awarded to, earned by, or paid to the executive officers set forth in the Fiscal 2014 Summary Compensation Table of this proxy statement (collectively, the named executive officers). It also discusses the principles underlying our policies and decisions.
Overview of Compensation Program
The Compensation Committee oversees the compensation programs of Cintas, with particular attention to the compensation for its CEO and the other executive officers. It is the responsibility of the Committee to review and approve or, as the case may be, recommend to the Board for approval, changes to Cintas' compensation policies and benefit plans, to administer Cintas' stock plans including recommending and approving stock-based awards to executive officers, and to otherwise ensure that Cintas' compensation philosophy is consistent with the best interests of Cintas and its shareholders and is properly implemented and monitored. Generally, the types of compensation and benefits provided to all executive officers are similar.
The day-to-day administration of savings plans, profit sharing plans, stock plans, health, welfare and paid-time-off plans and policies applicable to salaried employees in general is handled by Cintas' human resources, finance and legal department employees. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Committee.
Compensation Philosophy and Objectives
The primary focus of our executive compensation program is to support the corporate objective of maximizing the long-term value for our shareholders and employee-partners. We also strive to provide a competitive level of total compensation to all of our employee-partners, including the executive officers, that attracts and retains talented and experienced individuals and that motivates them to contribute to Cintas' short-term and long-term success.
Our incentive compensation program is designed to reward both individual and team performance, measured by overall Cintas results and individual achievement. The Management Incentive Plan for fiscal 2014 applies to all of our executive officers. The incentive compensation arrangement for our CEO, Mr. Scott D. Farmer, was based on Cintas' earnings per share ("EPS"), growth in sales and other performance goals selected by the Committee. The incentive compensation arrangement for our President and Chief Operating Officer, Mr. J. Phillip Holloman, was based on Cintas' EPS, growth in sales for operations within his responsibility, growth in net income for operations within his responsibility and the accomplishment of certain individual goals. The incentive compensation arrangements for our Senior Vice President and Chief Financial Officer, William C. Gale, our Vice President and Secretary – General Counsel, Mr. Thomas E. Frooman, and our Vice President and Treasurer, Mr. J. Michael Hansen, were based on Cintas' EPS and achievement of certain individual goals.
Compensation Decision-Making Process
The Compensation Committee determines the compensation for the executive officers based on recommendations made by management as discussed below. Annually, the Committee reviews a market analysis of executive compensation plans. The analysis looks at published general industry survey data by revenue size. The Committee evaluates base salary, annual cash incentives, long-term compensation and other compensation. Our analysis shows that our named executive officers' target compensation is competitive with the total compensation of respective named executive officers in our market analysis.
Based on the market analysis and individual performance, the Chairman of the Board makes a recommendation to the Committee on the CEO's base salary and annual cash incentive target for the upcoming fiscal year. The CEO makes a recommendation to the Committee for the base salaries and annual cash incentive targets for the upcoming fiscal year for other executive officers.

In October 2013, and at various meetings held during the remainder of fiscal 2014, the Board reviewed the results of our 2013 "say-on-pay" vote, where over 99% of the votes cast approved of our named executive officers' compensation. Based on the results of the 2011 "say-on-frequency" vote, the Board determined that we will conduct say-on-pay votes on an annual basis until the next say-on-frequency vote is held. In addition, after taking into consideration the strong support for our executive compensation program reflected in the 2013 say-on-pay results, the Compensation Committee decided to continue to apply the same philosophy, compensation objectives and governing principles as it used for fiscal 2013 when making subsequent decisions or adopting subsequent policies regarding named executive officer compensation. The Committee believes the voting results demonstrate significant support for our named executive officer pay program and did not make any changes to the fiscal 2014 program in response to the 2013 say-on-pay results. The Compensation Committee has, however, continued to monitor the voting policies of our institutional shareholders and their advisors since last year as well as review the overall program to ensure it achieves the designed goal as set forth in "Compensation Philosophy and Objectives" and will continue to take those voting policies and the effectiveness of the program into account when considering changes to our executive compensation program.
Key Elements of Compensation
The table below summarizes the key fiscal 2014 compensation program elements for our named executive officers:

Element	Form of Compensation	Purpose
Base Salaries	Cash	Provides competitive, fixed compensation to attract and retain exceptional executive talent
Annual Cash Incentives	Cash	Provides a variable financial incentive to achieve corporate and individual operating goals
Long-Term Equity Incentives	Non-qualified stock options and restricted stock	Encourages named executive officers to build and maintain a long-term equity ownership position in Cintas so that their interests are aligned with our shareholders
Health, Retirement and Other Benefits
Eligibility to participate in benefit plans generally available to our employee-partners, including Partners' Plan contributions, health, life insurance and disability plans, deferred compensation plan, and certain perquisites
Benefit plans are part of a broad-based employee benefits program. The deferred compensation plan and perquisites provide competitive benefits to our named executive officers
We believe that each element of our compensation program plays a substantial role in maximizing long-term value for our shareholders and employee-partners because of the significant emphasis on pay-for-performance principles. Generally, approximately 50% of a named executive officer's total compensation is based on Cintas' results and the attainment of individual goals. As a result, Cintas' performance has a significant effect on the amount of compensation realized by the executive officers.
Each of these elements of pay is described and analyzed in more detail in the following pages.

Base Salaries
The Compensation Committee annually reviews the base salaries of our executive officers. The Committee also reviews an executive officer's base salary whenever there is a change in that executive officer's job responsibilities.
The factors that influence base salary decisions are level and scope of responsibility, salary offered by comparably sized companies, overall performance of the individual and overall performance of Cintas.
The following are the fiscal 2014 base salaries that were approved by the Committee for our named executive officers:

Officer	Fiscal 2014 Base Salary ($)	% Increase Over the Prior Year
Scott D. Farmer	815,994	3.0%
William C. Gale	498,000	3.1%
Thomas E. Frooman	466,000	4.7%
J. Michael Hansen	288,480	3.0%
J. Phillip Holloman	607,000	2.9%
Annual Cash Incentives
The Compensation Committee strongly believes that variable annual cash incentives provide a direct financial incentive for executive officers to achieve corporate and individual operating goals. At the beginning of each fiscal year, the Committee establishes an annual cash incentive target for each named executive officer based on certain financial and non-financial goals.
The performance components and targets were derived from the operating plans for Cintas for fiscal 2014 and represent goals for that year that the Committee believed would be challenging for Cintas, yet achievable if senior and operating management met or surpassed their business unit goals and objectives.
The Committee anticipates that similar performance components and targets will be utilized in fiscal 2015 because these objectives are important and Cintas continues to make progress on these objectives. However, the Committee reserves the right to determine on an ongoing basis the performance components and targets it will use in developing the performance-based portion of the named executive officers' compensation.
For fiscal 2014, the Committee approved a total compensation plan for Mr. S. D. Farmer. The aggregate amount of Mr. S. D. Farmer's annual cash incentive for fiscal 2014 is comprised of the financial objectives of fiscal 2014 Cintas EPS, fiscal 2014 sales growth and certain non-financial goals. The EPS and sales growth goals were established with reference to the operating plans for Cintas for fiscal 2014. The EPS goals for all participants were identical. The percentage of the target annual cash incentive related to the fiscal 2014 Cintas EPS, the growth of fiscal 2014 sales and the non-financial goals relating to safety, employee diversity and growth metrics, were 37.5%, 37.5% and 25%, respectively. The Management Incentive Plan provided that if Cintas met the targeted EPS, sales growth and the other non-financial goals, Mr. S. D. Farmer would receive a target annual cash incentive of $530,398. Based upon the overall achievement of these objectives, Mr. S. D. Farmer could earn 0% up to a maximum of 200% of the target annual cash incentive.
Under the Management Incentive Plan, annual cash incentive calculations for achievement of financial goals are based on actual results, subject to adjustment at the discretion of the Compensation Committee to exclude items that are not operational, such as accounting principle changes or revenue from an acquisition that was not in the business plan.

The annual cash incentive payout percentage multiplier for each component of Mr. S. D. Farmer's target annual cash incentive is provided in the following tables (for each named executive officer, annual cash incentive payouts are interpolated on a straight-line basis for achievement between the levels of achievement established for the financial components of the annual cash incentives):

EPS Component Level of Achievement	EPS Goals	Annual Cash Incentive Payout
Below Threshold	<$2.55	0%
Threshold	$2.55	25%
Target	$2.74	100%
Maximum	$3.01	200%

Sales Growth Component Level of Achievement	Sales Growth Goals (% Growth Over Fiscal 2013)	Annual Cash Incentive Payout
Below Threshold	<5.0%	0%
Threshold	5.0%	25%
Target	6.5%	100%
Maximum	9.5%	200%

Individual Performance Component Level of Achievement	Annual Cash Incentive Payout
Does Not Meet Goals	0%
Meets Most Goals	50%
Meets Goals	100%
The Grants of Plan-Based Awards for Fiscal 2014 table outlines estimated possible payouts under this non-equity incentive plan award. Based on Cintas' EPS and sales growth for fiscal 2014, Mr. S. D. Farmer received an annual cash incentive award of $557,910. Fiscal 2014 EPS was $3.05 per diluted share and fiscal 2014 sales growth was 6.1%. Mr. S. D. Farmer received $99,450 based on the performance of the non-financial goals outlined above. His individual performance level was between "Meets Most Goals" and "Meets Goals". Mr. S. D. Farmer's total fiscal 2014 annual cash incentive award was $657,360.
For fiscal 2014, the Committee approved a total compensation plan for Mr. Holloman. The aggregate amount of Mr. Holloman's annual cash incentive for fiscal 2014 is comprised of the financial objectives of fiscal 2014 Cintas EPS, fiscal 2014 sales growth for operations within his responsibility, fiscal 2014 income growth for the operations within his responsibility and the accomplishment of certain non-financial goals. The sales growth and income growth goals were established with reference to the operating plans for operations within Mr. Holloman's responsibility for fiscal 2014. The percentage of the target annual cash incentive related to fiscal 2014 Cintas EPS, the growth of fiscal 2014 sales for operations within his responsibility, the growth of fiscal 2014 income for operations within Mr. Holloman's responsibility and the non-financial goals relating to safety, employee diversity, cost reduction, and IT systems are 30%, 30%, 15% and 25%, respectively. The Management Incentive Plan provided that if Cintas met the targeted EPS as well as sales growth and income growth for operations within his responsibility and the other non-financial goals, Mr. Holloman would receive a target annual cash incentive of $365,700. Based upon the overall achievement of these objectives, Mr. Holloman could earn 0% up to a maximum of 200% of the target annual cash incentive.

The annual cash incentive payout percentage multiplier for each financial component of Mr. Holloman's target annual cash incentive is provided in the following tables:

EPS Component Level of Achievement	EPS Goals	Annual Cash Incentive Payout
Below Threshold	<$2.55	0%
Threshold	$2.55	50%
Target	$2.74	100%
Maximum	$3.01	200%

Sales Growth Component Level of Achievement	Sales Growth Goals (% Growth Over Fiscal 2013)	Annual Cash Incentive Payout
Below Threshold	<11.2%	0%
Threshold	11.2%	50%
Target	12.7%	100%
Maximum	15.7%	200%

Income Growth Component Level of Achievement	Income Growth Goals (% Growth Over Fiscal 2013)	Annual Cash Incentive Payout
Below Threshold	<9.9%	0%
Threshold	9.9%	50%
Target	10.4%	100%
Maximum	12.4%	200%

Individual Performance Component Level of Achievement	Annual Cash Incentive Payout
Does Not Meet Goals	0%
Meets Most Goals	50%
Meets Goals	100%
The Grants of Plan-Based Awards for Fiscal 2014 table outlines estimated possible payouts under this non-equity incentive plan award. Based on Cintas' EPS, sales growth for operations within his responsibility for fiscal 2014 and income growth for operations within his responsibility for fiscal 2014, Mr. Holloman received an annual cash incentive award of $329,496 for these components. Mr. Holloman received $91,425 based on the performance of the non-financial goals outlined above. His individual performance level was "Meets Goals". Mr. Holloman's total fiscal 2014 annual cash incentive award was $420,921.

For fiscal 2014, the Committee approved total compensation plans for Mr. Gale, Mr. Frooman and Mr. Hansen. The aggregate amount of annual cash incentive for fiscal 2014 for Mr. Gale, Mr. Frooman and Mr. Hansen is comprised of the sum of that named executive officer's incentive for the Cintas EPS component and the individual performance component (consisting of a subjective performance evaluation rather than performance against specified individual performance goals). Based upon overall performance, the eligible named executive officers could earn 0% up to a maximum of 200% of the annual cash incentive target.The following table sets forth the annual cash incentive targets and performance criteria that were reviewed and approved by the Committee:

Name	Annual Cash Incentive Target	EPS Component	Individual Performance Component
William C. Gale	$214,120	50%	50%
Thomas E. Frooman	$219,420	50%	50%
J. Michael Hansen	$ 76,447	50%	50%
The annual cash incentive payout percentage multiplier for each component is provided in the following tables:

EPS Component Level of Achievement	EPS Goals	Annual Cash Incentive Payout
Below Threshold	<$2.55	0%
Threshold	$2.55	50%
Target	$2.74	100%
Maximum	$3.01	200%

Individual Performance Component Level of Achievement	Annual Cash Incentive Payout
Does Not Meet Goals	0%
Meets Most Goals	50%
Meets Goals	100%
Exceeds Goals	150%
Outstanding Achievement	200%
The Grants of Plan-Based Awards for Fiscal 2014 table outlines estimated possible payouts under these non-equity incentive plan awards. As presented to and approved by the Committee, the actual annual cash incentive payments earned for fiscal 2014 as reflected in the Fiscal 2014 Summary Compensation Table are as follows: Mr. Gale earned a fiscal 2014 annual cash incentive award of $374,710. His individual performance level was "Exceeds Goals" and Cintas' EPS was "Maximum". Mr. Frooman earned a fiscal 2014 annual cash incentive award of $383,985. His individual performance level was "Exceeds Goals" and Cintas' EPS was "Maximum". Mr. Hansen earned a fiscal 2014 annual cash incentive award of $152,894. His individual performance level was "Outstanding Achievement" and Cintas' EPS was "Maximum".

Long-Term Equity Incentives
Long-term equity incentive compensation is comprised of non-qualified stock options and restricted stock. With respect to the named executive officers, these awards are made pursuant to the criteria outlined in the Management Incentive Plan. The purpose of such awards is to incentivize named executive officers to profitably grow Cintas' long-term business objectives and encourage named executive officers to build and maintain a long-term equity ownership position in Cintas so that their interests are aligned with those of our shareholders.
Under the Management Incentive Plan, the amount of equity awards eligible for Mr. S. D. Farmer is based on a target level of Cintas' EPS and a target level of Cintas' sales growth, and Mr. S. D. Farmer receives 100% of his award value in restricted stock because he is over the age of 55.
Under the Management Incentive Plan, the amount of equity awards eligible for Mr. Holloman is based on a target level of Cintas' EPS, sales growth for operations within his responsibility and net income growth for operations within his responsibility, and Mr. Holloman receives 100% of his award value in restricted stock because he is over the age of 55.
Under the Executive Incentive Plan, the amount of equity awards eligible for Mr. Gale, Mr. Frooman and Mr. Hansen is based on a target level of Cintas' EPS and individual achievement. Mr. Frooman and Mr. Hansen receive 75% of their award value in stock options and 25% of their award value in restricted stock, while Mr. Gale receives 100% of his award in restricted stock because he is over the age of 55.
The tables below provide more detail with respect to the award percentage multiplier tied to each milestone level of achievement:

EPS Component Level of Achievement	EPS Goals	Equity Award %
Below Threshold	<$2.55	0%
Threshold	$2.55	50%
Target	$2.74	100%
Maximum	$3.01	200%
The sales growth component for Mr. S. D. Farmer is identical to the table shown previously under the Annual Cash Incentives section. Both the sales growth and net income components for Mr. Holloman are identical to the tables shown previously under the Annual Cash Incentives section.
The individual performance components for Mr. Gale, Mr. Frooman and Mr. Hansen were established in light of the operating plans for Cintas for fiscal 2014:

Individual Performance Component Level of Achievement	Equity Award %
Does Not Meet Goals	0%
Meets Most Goals	50%
Meets Goals	100%
Exceeds Goals	150%
Outstanding Achievement	200%

For fiscal 2014, the Committee determined that equity awards made under the Management Incentive Plan would be based on an established target for Mr. Gale, Mr. Frooman and Mr. Hansen. The factors that influence the setting of targets are level of responsibility, market compensation analysis and overall performance of the individual. The Committee reviewed and approved the targets at the beginning of the fiscal year, and the award was granted based upon that named executive officer's performance compared to the targets outlined above.
Non-Qualified Stock Options
On July 17, 2014, Mr. Frooman and Mr. Hansen were awarded 29,050 and 11,000 non-qualified stock options, respectively, based on Cintas' fiscal 2014 EPS and their individual performance level, as outlined under the Annual Cash Incentives section. In accordance with the 2005 Equity Compensation Plan, stock options are not granted to individuals age 55 or older, but instead, any stock option awards that would have been awarded are awarded as shares of restricted stock. As Mr. S. D. Farmer, Mr. Holloman, and Mr. Gale are over the age of 55, they did not receive any non-qualified stock options, but received shares of restricted stock instead.
As dictated by the 2005 Equity Compensation Plan, stock option awards have an exercise price equal to the closing stock price on the date of the award. As a result, stock options awarded to the named executive officers increase in value only if the market price of the common stock increases. Stock options vest at a rate of 33% per year, beginning on the third anniversary of the date of grant and ending on the fifth anniversary of the date of grant.
Restricted Stock
On July 28, 2014, Mr. S. D. Farmer was awarded 92,583 shares of restricted stock based on Cintas' fiscal 2014 EPS and sales growth. On July 17, 2014, Mr. Holloman was awarded 31,436 shares of restricted stock based on Cintas' fiscal 2014 EPS, fiscal 2014 sales growth for operations within his responsibility and fiscal 2014 net income for operations within his responsibility and Mr. Gale, Mr. Frooman and Mr. Hansen were awarded 29,692, 12,250 and 3,600 shares of restricted stock, respectively, based on Cintas' fiscal 2014 EPS and their individual performance level, as outlined under the Annual Cash Incentives section.
Restricted stock generally vests three years from the date of grant.
Health, Retirement and Other Benefits
Cintas' benefits program includes retirement plans and group insurance plans. The objective of our group insurance plans is to provide our executive officers with reasonable and competitive levels of protection from events which could interrupt the executive officer's employment and/or income received as an active employee.
The retirement plans offered to executive officers include Cintas' Partners' Plan and the Deferred Compensation Plan. The Partners' Plan is a noncontributory employee stock ownership plan and profit sharing plan with a 401(k) savings feature which covers substantially all employees. The Deferred Compensation Plan is discussed in more detail in the Nonqualified Deferred Compensation for Fiscal 2014 table of this proxy statement, and its accompanying narrative and footnotes.
Executive perquisites are kept by the Committee to a minimal level and do not play a significant role in executive compensation. These benefits and their incremental cost to Cintas are described in the Fiscal 2014 Summary Compensation Table and its footnotes. The Committee believes these perquisites to be reasonable, comparable with peer companies and consistent with Cintas' overall compensation practices.

Stock Ownership Guidelines
The Compensation Committee believes that Cintas' named executive officers should own particular amounts of shares of stock to align their long-term objective of managing Cintas with the interests of Cintas' shareholders. The Compensation Committee has adopted a stock ownership requirement for the named executive officers. Each named executive officer is required to maintain a minimum equity stake in Cintas stock based on his job position. The following table shows the stock ownership requirements for the named executive officers:

Officer	Minimum Ownership Requirement (Multiple of Base Salary)
Chief Executive Officer	6x
Chief Financial Officer	3x
President and Chief Operating Officer	3x
Vice President and Secretary, General Counsel	3x
Vice President and Treasurer	2x
The guidelines are assessed annually and are determined based on the current market practice and utilizing the respective named executive officer's base salary and closing stock price on the last day of the fiscal year. The named executive officers are notified about their ownership requirements annually. With the exception of the CEO, all named executive officers must come into compliance within five years from the effective date of these requirements, which was July 2010. All newly hired or promoted named executive officers will have seven years from the time of hiring or promotion to achieve the minimum ownership requirement. Currently, all named executive officers are in compliance with their ownership requirements.
For purposes of these requirements, stock ownership includes: (i) stock held outright by the named executive officer (or his spouse or dependents); (ii) stock held beneficially through the Cintas Partners' Plan; (iii) stock held in an individual brokerage account; (iv) granted to the named executive officer but not yet vested (i.e. restricted stock); and (v) stock obtained through stock option exercise. Failure to meet or to show sustained progress toward meeting the ownership requirements may result in a reduction in future annual and/or long-term cash incentive payouts in the form of stock. Exceptions to these stock ownership requirements may be made at the discretion of the Compensation Committee if compliance would create a severe hardship.
Anti-Hedging Policy
Pursuant to our Insider Trading Policy, we have prohibited our officers from purchasing any financial instrument or engaging in any other transaction, such as a zero-cost collar or a forward sale contract, that is designed to hedge or offset any decrease in the market value of Cintas securities. Our Insider Trading Policy also prohibits our officers from participating in short sales of Cintas securities and from participating in a transaction involving options, such as puts, calls or other derivative securities, involving Cintas securities, unless approved in advance by our Chief Executive Officer in connection with a planned retirement from Cintas. Currently, all named executive officers are in compliance with this anti-hedging policy.
Change in Control Agreements
Cintas has no policy regarding change in control agreements. For a further discussion on this topic, please see the section titled "Potential Payments Upon Termination, Retirement or Change of Control" of this proxy statement.

Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation we may deduct in any one year with respect to certain named executive officers. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. The Compensation Committee believes that this tax deduction is only one of several relevant considerations in setting compensation.  As a result, the Committee may approve compensation that in certain cases is not deductible for federal income tax purposes.
Recovery of Prior Awards
The Committee has adopted a claw-back policy, which provides that in the event of an accounting restatement due to material noncompliance with financial reporting requirement under the U.S. federal securities laws, the Committee has the right to use reasonable efforts to recover from any of our current or former officers who received incentive based compensation (including annual cash incentives, non-qualified stock options or restricted stock) during the three-year period preceding the date on which Cintas is required to prepare an accounting restatement any excess incentive based compensation awarded as a result of the misstatement. This policy applies to incentive based compensation granted after June 1, 2011. This claw-back policy is intended to be interpreted in a manner consistent with any applicable rules or regulations adopted by the SEC or the NASDAQ Stock Market as contemplated by Section 10D of the Securities Exchange Act of 1934 and any other applicable law and shall otherwise be interpreted in the best business judgment of the Committee.

FISCAL 2014 SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation earned by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during fiscal 2014, 2013 and 2012. These individuals are collectively referred to as our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Scott D. Farmer	2014	815,994	—	3,082,864	—	657,360	144,666	4,700,884
Chief Executive Officer	2013	792,227	—	1,280,475	887,586	346,234	156,907	3,463,429
and Director	2012	769,153	—	932,715	897,499	647,571	123,766	3,370,704
William C. Gale	2014	498,000	—	830,704	—	374,710	76,074	1,779,488
Senior Vice President and	2013	482,986	—	669,518	—	224,838	57,469	1,434,811
Chief Financial Officer	2012	468,918	—	522,753	—	353,470	65,328	1,410,469
Thomas E. Frooman	2014	466,000	—	342,720	212,148	383,985	40,572	1,445,425
Vice President and	2013	445,287	—	217,030	156,080	251,956	38,807	1,109,160
Secretary – General Counsel	2012	432,317	—	171,875	157,823	332,659	54,965	1,149,639
J. Michael Hansen	2014	288,480	—	88,128	70,290	152,894	30,087	629,879
Vice President and	2013	280,078	—	73,332	51,713	88,628	26,877	520,628
Treasurer	2012	271,920	—	56,142	52,291	124,285	32,829	537,467
J. Phillip Holloman	2014	607,000	—	1,281,136	—	420,921	80,080	2,389,137
President and Chief	2013	590,000	—	1,095,351	—	270,557	83,460	2,039,368
Operating Officer	2012	562,277	—	798,617	—	342,073	68,452	1,771,419
___________

(1)
No discretionary cash bonuses were paid to any named executive officer during fiscal 2014, 2013 or 2012. A discretionary cash bonus is a cash payment made outside of the Management Incentive Plan and determined at the discretion of the Compensation Committee.

(2)
The amounts reported for restricted stock and stock options are the aggregate grant date fair values of awards granted during the fiscal year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718).  For fiscal 2014, we reviewed the reporting of restricted stock and stock options and determined that new awards should be reported at the time of grant in accordance with their treatment under FASB ASC Topic 718. For consistency of presentation, prior-year information in these columns, previously reported at the time of settlement, has been revised. For more information on the assumptions used for these awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended May 31, 2014.

(3)	Reflects the annual cash incentive awards to the named executive officers under the Management Incentive Plan discussed in further detail beginning on page 16.

(4)
All other compensation for fiscal 2014 includes reimbursements for auto allowances, executive medical programs and Partners' Plan contributions. It also includes restricted stock dividends in the amounts of $85,823 for Mr. S. D. Farmer, $52,655 for Mr. Gale, $17,137 for Mr. Frooman, $6,160 for Mr. Hansen and $55,412 for Mr. Holloman. All other compensation for fiscal 2014 also includes financial planning fees for Mr. S. D. Farmer and personal use of Cintas' aircraft by Mr. S. D. Farmer.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2014
The following table sets forth certain information regarding all grants of plan-based awards made to the named executive officers during fiscal 2014:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Exercise or Base Price of Option Awards(6) ($/sh)	Grant Date Fair Value of Stock and Option Awards(7) ($)
Scott D. Farmer(1)	8/15/2013	0	530,398	1,060,796
	8/15/2013(5)				0	62,967	125,934		3,082,864
William C. Gale(2)	8/15/2013	0	214,120	428,240
	8/15/2013(5)				0	16,967	33,934		830,704
Thomas E. Frooman(2)	8/15/2013	0	219,420	438,840
	8/15/2013(4)				0	16,600	33,200	48.96	212,148
	8/15/2013(5)				0	7,000	14,000		342,720
J. Michael Hansen(2)	8/15/2013	0	76,447	152,894
	8/15/2013(4)				0	5,500	11,000	48.96	70,290
	8/15/2013(5)				0	1,800	3,600		88,128
J. Phillip Holloman(3)	8/15/2013	0	365,700	731,400
	8/15/2013(5)				0	26,167	52,334		1,281,136
___________

(1)
Mr. S. D. Farmer is eligible for an annual cash incentive and a long-term equity incentive award based on the achievement of targeted Cintas EPS and sales growth and other performance goals outlined by the Compensation Committee. If Cintas meets the targeted EPS and targeted sales growth and Mr. S. D. Farmer achieves his non-financial goals, Mr. S. D. Farmer will receive the targeted amount. This amount for EPS can decrease to 0% or increase up to 200%. For other performance goals this amount can decrease to 0% but not exceed the targeted amount, depending on the extent to which these goals are achieved. Restricted stock awards will be granted pursuant to the terms and conditions of the 2005 Equity Compensation Plan.

(2)
Mr. Gale, Mr. Frooman and Mr. Hansen are eligible for an annual cash incentive and a long-term equity incentive award based on the achievement of targeted Cintas EPS and individual goals linked to the named executive officer's individual area of responsibility. If Cintas meets the targeted EPS and the named executive officer achieves his individual goals, he will receive the targeted amount. This amount can decrease to 0% or increase up to 200% of the target depending on the extent to which EPS and individual goals are achieved. If the goals up to a certain level are not met, no incentive will be paid. Restricted stock and non-qualified stock options awarded will be granted pursuant to the terms and conditions of the 2005 Equity Compensation Plan.

(3)
Mr. Holloman is eligible for an annual cash incentive and a long-term equity incentive award based on the achievement of targeted Cintas EPS and sales and net income growth for operations within his responsibility and the accomplishment of certain non-financial goals outlined by the Compensation Committee. If Cintas meets the targeted EPS and targeted sales and net income growth for operations within his responsibility and Mr. Holloman achieves his individual goals, Mr. Holloman will receive the targeted amount. This amount for EPS can decrease to 0% or increase up to 200%. For other performance goals this amount can decrease to 0% but not exceed the targeted amount, depending on the extent to which these goals are achieved. Restricted stock awards will be granted pursuant to the terms and conditions of the 2005 Equity Compensation Plan.

(4)
Stock option portion of the fiscal 2014 Executive Incentive Plan, which will vest at a rate of 33% per year, beginning on the third anniversary of the date of grant and ending on the fifth anniversary of the date of grant.

(5)	Restricted stock portion of the fiscal 2014 Executive Incentive Plan, actual grants under which will vest three years from the date of actual grant.

(6)	The exercise price of the option is equal to the closing stock price on the date of actual grant.

(7)
Amounts shown in this column represent the grant date fair value of stock and option awards calculated in accordance with ASC 718. The fair value of stock awards was determined by using the stock price on the date of the grant. The fair value of option awards was determined using the Black-Scholes model.

OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END
The following table provides information regarding unexercised stock options and unvested stock awards held by our named executive officers as of May 31, 2014:

	Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Scott D. Farmer	8/01/2005	10,000	5,000	44.43	8/01/2015
	7/24/2006	3,000	6,000	35.99	7/24/2016
	7/23/2007	1,500	4,000	38.74	7/23/2017
	7/21/2008	3,400	—	27.88	7/21/2018
	7/27/2009	1,650	1,700	24.41	7/27/2019
	7/26/2010	6,794	13,795	26.23	7/26/2020
	7/21/2011	—	94,467	34.18	7/21/2021
	7/23/2012	—	136,093	37.57	7/23/2022
	7/29/2013	—	73,422	46.91	7/29/2023
						204,042	12,675,089
William C. Gale	8/01/2005	7,500	—	44.43	8/01/2015
	7/17/2006	7,500	—	36.08	7/17/2016
						98,075	6,092,419
Thomas E. Frooman	8/01/2005	6,000	1,500	44.43	8/01/2015
	7/17/2006	4,500	3,000	36.08	7/17/2016
	7/03/2007	2,630	3,945	39.84	7/03/2017
	7/17/2008	8,000	—	27.30	7/17/2018
	7/17/2009	3,728	1,922	22.61	7/17/2019
	7/22/2010	3,795	7,705	25.88	7/22/2020
	7/21/2011	—	20,100	34.18	7/21/2021
	7/18/2012	—	26,975	37.91	7/18/2022
	7/17/2013	—	19,828	47.22	7/17/2023
	7/17/2014	—	29,050	63.45	7/17/2024
						34,506	2,143,513
J. Michael Hansen	8/01/2005	400	100	44.43	8/01/2015
	7/17/2006	924	616	36.08	7/17/2016
	7/03/2007	616	924	39.84	7/03/2017
	7/17/2008	2,420	—	27.30	7/17/2018
	7/17/2009	1,016	524	22.61	7/17/2019
	7/22/2010	880	1,789	25.88	7/22/2020
	7/30/2010	1,650	3,350	26.46	7/30/2020
	7/21/2011	—	8,250	34.18	7/21/2021
	7/18/2012	—	9,625	37.91	7/18/2022
	7/17/2013	—	6,569	47.22	7/17/2023
	7/17/2014	—	11,000	63.45	7/17/2024
						11,600	720,592
J. Phillip Holloman	8/01/2005	12,000	3,000	44.43	8/01/2015
	7/17/2006	4,238	1,412	36.08	7/17/2016
	7/03/2007	3,750	3,750	39.84	7/03/2017
	1/31/2008	10,000	15,000	32.82	1/31/2018
	7/17/2008	8,000	—	27.30	7/17/2018
	7/17/2009	1,980	1,020	22.61	7/17/2019
	7/22/2010	4,529	9,197	25.88	7/22/2020
						103,400	6,423,208

________

(1)
Stock options granted after June 1, 2008, have a 10-year term and vest at a rate of 33% per year, beginning on the third anniversary of the date of grant and ending on the fifth anniversary of the date of grant. Stock options granted prior to June 1, 2008, have a 10-year term and vest at a rate of 20% per year, beginning on the fifth anniversary of the date of grant with the following exceptions:

Age 51 at fiscal year-end – 25% per year vesting, beginning fifth anniversary of grant
Age 52 at fiscal year-end – 33% per year vesting, beginning fifth anniversary of grant
Age 53 at fiscal year-end – 50% per year vesting, beginning fifth anniversary of grant
Age 54 at fiscal year-end – 100% per year vesting, beginning fifth anniversary of grant
Age 55 or older at fiscal year-end – stock options are never granted. Those amounts are converted to restricted stock awards.

(2)
Restricted stock awards generally vest three years from the date of grant. The following table indicates the dates when the shares of restricted stock held by each named executive officer vest and are no longer subject to forfeiture:

Vesting Date	Scott D. Farmer	William C. Gale	Thomas E. Frooman	J. Michael Hansen	J. Phillip Holloman
7/21/2014	35,596	20,650	6,750	2,700	27,702
7/18/2015	—	29,692	8,937	3,150	27,597
7/23/2015	49,033	—	—	—	—
7/17/2016	—	18,041	6,569	2,150	16,665
7/29/2016	26,830	—	—	—	—
7/17/2017	—	29,692	12,250	3,600	31,436
7/28/2017	92,583	—	—	—	—

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2014
The following table lists the number of shares acquired and the value realized as a result of option exercises by the named executive officers in fiscal 2014 and the value of any restricted stock awards that vested in fiscal 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Scott D. Farmer	35,000	574,450	54,280	2,566,901
William C. Gale	15,000	277,950	5,792	277,031
Thomas E. Frooman	15,000	275,014	3,833	183,332
J. Michael Hansen	6,000	107,910	2,167	102,763
J. Phillip Holloman	8,500	132,930	39,575	1,873,972
___________

(1)	Calculated by multiplying the difference between the closing price of Cintas common stock on the date of the exercise and the exercise price times the number of shares.

(2)	Calculated by multiplying the closing price on the date of vesting times the number of shares.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2014
Our named executive officers are eligible to participate in a Deferred Compensation Plan. This Deferred Compensation Plan permits a group of highly compensated employees of Cintas to defer the receipt of current year compensation which they have earned during the year. This Deferred Compensation Plan is intended to assist Cintas in the retaining and attracting of individuals of exceptional ability.
Our named executive officers may elect to defer up to 75% of their base salary and up to 90% of their earned annual cash incentive awards. Amounts deferred are credited to the named executive officer's account under the Deferred Compensation Plan and are fully vested.
Future payments are distributed in a lump sum or in annual installments, based on the choice of the named executive officer. If the form of payment selected provides for subsequent payments, subsequent payments will be made on the anniversary of the initial payment. All amounts are payable in a lump sum if the named executive officer terminates employment prior to meeting the definition of retirement; should they meet the definition of retirement, the balance will be distributed as elected. All distribution decisions and payments under the Deferred Compensation Plan are subject to compliance with Section 409A of the Internal Revenue Code.
While deferred, amounts are credited with "earnings" as they were invested as the named executive officers chose in one or more investment options available under the Deferred Compensation Plan. The named executive officers' accounts under the Deferred Compensation Plan will be adjusted from time to time, up or down, depending upon performance of the investment options chosen.
The following table provides information relating to the activity in the Deferred Compensation Plan accounts of the named executive officers during fiscal 2014 and the aggregate balance of the accounts as of May 31, 2014:

Name	Executive Contributions in Fiscal 2014(1) ($)	Aggregate Earnings in Fiscal 2014(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at May 31, 2014(3) ($)
Scott D. Farmer	463,598	173,669	—	1,513,461
William C. Gale	—	—	—	—
Thomas E. Frooman	71,769	39,090	(300,438)	20,287
J. Michael Hansen	41,464	42,336	—	336,993
J. Phillip Holloman	50,681	63,322	—	526,550
___________

(1)
Executive contributions are included in the named executive officer's salary and/or non-equity incentive plan compensation, as applicable and as presented in the Fiscal 2014 Summary Compensation Table.

(2)
Reflects the amount of gains during fiscal 2014 based on the performance of the investment options chosen by the named executive officer. None of these amounts are included in the Fiscal 2014 Summary Compensation Table.

(3)
Include executive contributions previously reported in the Deferred Compensation Plan tables for prior years as follows: $755,638 for Mr. S. D. Farmer, $20,179 for Mr. Frooman, $103,243 for Mr. Hansen and $303,567 for Mr. Holloman.

POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT OR CHANGE OF CONTROL
Payments Made Upon Termination
Regardless of the manner in which an executive officer's employment terminates, except for a "for cause" termination, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•
the right to exercise within 60 days of termination all vested stock options granted under Cintas' equity compensation plans as reflected in the Outstanding Equity Awards at Fiscal 2014 Year-End table;

•	amounts contributed, earned and vested under the Cintas Partners' Plan; and

•	amounts contributed and earned under the Deferred Compensation Plan as reflected in the Nonqualified Deferred Compensation for Fiscal 2014 table.
In addition, if Cintas elects to terminate an executive officer, he will receive four weeks' written notice or four weeks of base salary instead of notice. Generally, Cintas makes no payments to executives terminated for cause. Cintas has no policy regarding severance payments.
Payments Made Upon Retirement
If an executive officer retires as defined in the plans, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	outstanding equity awards granted at least six months prior to retirement will continue to vest in accordance with the 2005 Equity Compensation Plan;

•	amounts contributed, earned and vested under the Cintas Partners' Plan; and

•	amounts contributed and earned under the Deferred Compensation Plan as reflected in the Nonqualified Deferred Compensation for Fiscal 2014 table.
Cintas has no policy regarding retirement arrangements.
Payments Made Upon Death or Disability
In the event of the death or disability of an executive officer, in addition to the benefits listed under the heading "Payments Made Upon Retirement" above for the Cintas Partners' Plan and Deferred Compensation Plan, the named executive officer will receive benefits under Cintas' disability plan or payments under Cintas' life insurance plan, as appropriate. Outstanding equity awards will immediately vest in accordance with the 2005 Equity Compensation Plan. These payments are generally available to all employees.
Payments Made Upon a Change of Control
Cintas has no policy regarding payments made upon a change of control.

NONEMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2014
For fiscal 2014, Directors who are not employees of Cintas received a $46,000 cash annual retainer, payable quarterly, plus an additional $3,150 for each meeting attended. Directors received $1,575 for each telephonic meeting attended. Committee members also received $1,400 for each Committee meeting attended and $700 for each telephonic Committee meeting attended. Committee Chairmen (other than the Audit Committee Chairman) received an additional fee of $6,500. The Audit Committee Chairman received an additional fee of $9,000. Directors are also reimbursed for reasonable out-of-pocket travel expenses incurred in connection with attendance at Board or Committee meetings. Directors who are employees of Cintas are not separately compensated for serving as Directors.
For fiscal 2014, Directors also received upon annual election or appointment to the Board restricted stock valued at approximately $43,500 based on the closing market price of Cintas stock on the date preceding the grant and options to purchase Cintas stock valued at approximately $43,500 based on the fair value of these options estimated at the date preceding the grant using a Black-Scholes option-pricing model. The value of the grants is prorated for Directors appointed to the Board in the middle of the year. Each nonemployee Director was therefore granted 816 shares of restricted stock and an option to purchase 3,011 shares of Cintas stock at an exercise price equal to the closing market price on the date of grant of October 22, 2013. The restricted stock awards vest 100% after three years from the date of grant. The stock options vest 25% per year, beginning on the first anniversary of the grant.
Nonemployee directors may choose to defer all or part of these fees into Cintas stock equivalents with dividends or into a deferred account that earns interest at a rate equal to one-year U.S. treasury bills, determined as of the preceding December 31, increased by 100 basis points. Deferred fees are payable either in a lump sum or in 12 to 120 monthly installments beginning in the month selected by the Director, but in no case later than the first month after the Director leaves the Board.
The following table details fiscal 2014 compensation paid to nonemployee directors:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Total ($)
Gerald S. Adolph	75,250	43,566	43,846	162,662
John F. Barrett	74,350	43,566	43,846	161,762
Melanie W. Barstad	68,750	43,566	43,846	156,162
James J. Johnson	74,350	43,566	43,846	161,762
Joseph Scaminace	75,250	43,566	43,846	162,662
Ronald W. Tysoe	83,350	43,566	43,846	170,762
___________

(1)
Represents the amount of cash compensation earned in fiscal 2014 for Board and Committee service. A director may choose to have all or part of his or her compensation deferred in the form of Cintas stock or one-year U.S. treasury bills plus 100 basis points. The Directors who invested in Cintas stock would receive earnings equal to any other shareholder who invested like money at the same time during fiscal 2014. Mr. Adolph, Mr. Barrett, Mr. Johnson, and Mr. Tysoe chose to receive all or a portion of their fees in Cintas stock as described above. Mr. Adolph received 1,395 shares, Mr. Barrett received 1,381 shares, Mr. Johnson received 690 shares and Mr. Tysoe received 774 shares.

(2)
The amounts reported for restricted stock and stock options is the aggregate grant date fair value of awards granted during the fiscal year calculated in accordance with the stock-based compensation accounting rules set forth in Financial Accounting Standards Board Accounting Standards Codification Topic 718. For more information on the assumptions used, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended May 31, 2014.

Stock Ownership Guidelines
The Compensation Committee believes that Cintas' nonemployee directors should own particular amounts of shares of stock to align their long-term objective of managing Cintas with the interests of Cintas' shareholders. The Compensation Committee has adopted a stock ownership requirement for the nonemployee directors. Each nonemployee director is required to maintain a minimum equity stake in Cintas stock equivalent to 5 times the annual cash retainer.
The guidelines are assessed annually and are determined based on the current market practice and utilizing the cash retainer and closing stock price on the last day of the fiscal year. The Directors are notified about their ownership requirements annually. All Directors must come into compliance within five years from the effective date of these requirements, which was in January, 2013. All newly appointed Directors will have five years from the time of appointment to achieve the minimum ownership requirement.
For purposes of these requirements, stock ownership includes: (i) stock held outright by the nonemployee director (or his spouse or dependents); (ii) stock held in an individual brokerage account; (iii) stock granted to the Director but not yet vested (in other words, restricted stock); and (iv) stock obtained through stock option exercise. Exceptions to these stock ownership requirements may be made at the discretion of the Compensation Committee if compliance would create a severe hardship.
Anti-Hedging Policy
Pursuant to our Insider Trading Policy, we have prohibited our directors from purchasing any financial instrument or engaging in any other transaction, such as a zero-cost collar or a forward sale contract, that is designed to hedge or offset any decrease in the market value of Cintas securities. Our Insider Trading Policy also prohibits our directors from participating in short sales of Cintas securities and from participating in a transaction involving options, such as puts, calls or other derivative securities, involving Cintas securities, unless approved in advance by our Chief Executive Officer in connection with a planned retirement from Cintas. Currently, all directors are in compliance with this anti-hedging policy.
Outstanding restricted stock awards and option awards for each director at May 31, 2014 are as follows:

Name	Restricted Stock Outstanding (#)	Options Outstanding (#)
Gerald S. Adolph	3,213	28,230
John F. Barrett	2,982	10,266
Melanie W. Barstad	3,213	10,877
James J. Johnson	3,213	21,554
Joseph Scaminace	3,213	17,132
Ronald W. Tysoe	3,213	25,230

PRINCIPAL SHAREHOLDERS
The following table sets forth the names and addresses of the only shareholders known by Cintas to own beneficially 5% or more of its outstanding Common Stock as of August 25, 2014:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Scott D. Farmer(1)	18,909,693(6)	15.9%
First Eagle Investment Management, LLC(2)	14,116,788(7)	11.9%
Vanguard Group, Inc.(3)	8,791,193(8)	7.4%
Fiduciary Management, Inc.(4)	6,689,724(9)	5.6%
State Street Corp(5)	6,422,536(10)	5.4%
___________

(1)	The mailing address of Scott D. Farmer is Cintas Corporation, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737.

(2)	The mailing address of First Eagle Investment Management, LLC is 1345 Avenue of the Americas, New York, New York 10105.

(3)	The mailing address of Vanguard Group, Inc. is P.O. Box 2600, Valley Forge, Pennsylvania 19482-2600.

(4)	The mailing address of Fiduciary Management, Inc. is 100 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

(5)	The mailing address of State Street Corp is One Lincoln Street, Boston, Massachusetts, 02111.

(6)
Mr. S. D. Farmer has sole voting and dispositive power over 18,909,693 shares of Cintas common stock. This amount includes (a) 785,150 shares of Cintas common stock held directly by Mr. S. D. Farmer and his spouse, of which 48,889 shares are pledged as security, (b) 12,136,387 shares of Cintas common stock held indirectly by Mr. S. D. Farmer through Summer Hill Partners, LLLP, and 5,100,000 shares held by Summer Hill Partners II, LLC, (c) 723,669 shares of Cintas common stock held indirectly by Mr. S. D. Farmer through trusts for the benefit of Mr. S. D. Farmer and members of his immediate family over which Mr. S. D. Farmer serves as trustee, (d) 83,880 shares of Cintas common stock held indirectly by Mr. S. D. Farmer through a limited partnership, (e) 4,038 shares of Cintas common stock held indirectly by Mr. S. D. Farmer through his spouse and (f) 1,054 shares of Cintas common stock held indirectly by Mr. S. D. Farmer through an ESOP. While Mr. S.D. Farmer may be deemed to have or share voting or dispositive power with respect to shares of Cintas common stock owned by Summer Hill Partners, LLLP and Summer Hill Partners II, LLC, he disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. This amount also includes 75,512 shares issuable upon the exercise of options within 60 days of August 25, 2014, and 3 shares of Cintas common stock recently granted through an ESOP.

(7)
As reported on Schedule 13F-HR/A filed on August 13, 2014, First Eagle Investment Management, LLC has sole voting power over 13,635,441 shares of Cintas common stock and sole dispositive power over 14,116,788 shares of Cintas common stock.

(8)
As reported on Schedule 13F-HR filed on August 11, 2014, Vanguard Group, Inc. has sole voting power over 162,751 shares of Cintas common stock and sole dispositive power over 8,628,442 shares of Cintas common stock.

(9)	As reported on Schedule 13F-HR filed on August 13, 2014, Fiduciary Management, Inc. has sole voting and dispositive power over 6,689,724 shares of Cintas common stock.

(10)	As reported on Schedule 13F-HR filed on August 12, 2014, State Street Corp has sole voting and dispositive power over 6,422,536 shares of Cintas common stock.

SECURITY OWNERSHIP OF DIRECTOR NOMINEES AND
NAMED EXECUTIVE OFFICERS
The following table shows the amount of Cintas Corporation Common Stock each director and named executive officer named in the Summary Compensation Table owned on August 25, 2014:

		Common Stock Beneficially Owned(1)
Name and Age of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership	Percent of Class

Scott D. Farmer 55	Chief Executive Officer and Director	18,909,693(2)(3)	15.9%
Richard T. Farmer 79	Chairman Emeritus of the Board	299,005(4)	*
Robert J. Kohlhepp 70	Chairman of the Board	227,810(5)	*
Gerald S. Adolph 60	Director	28,556	*
John F. Barrett 65	Director	10,878(6)	*
Melanie W. Barstad 61	Director	6,165	*
James J. Johnson 67	Director	19,554	*
Joseph Scaminace 61	Director	13,511	*
Ronald W. Tysoe 61	Director	24,806	*
William C. Gale 62	Senior Vice President and Chief Financial Officer	144,888	*
Thomas E. Frooman 47	Vice President and Secretary – General Counsel	95,460	*
J. Michael Hansen 46	Vice President and Treasurer	36,157	*
J. Phillip Holloman 59	President and Chief Operating Officer	158,274	*
All Directors and Executive Officers as a Group (13 persons)		19,974,757(7)	16.8%
__________
* Less than 1%

(1)
Included in the amount of Common Stock beneficially owned are the following shares of Common Stock for options exercisable within 60 days: Mr. S. D. Farmer – 75,512 shares; Mr. Adolph – 19,240 shares; Mr. Barrett – 2,646 shares; Ms. Barstad – 2,952 shares; Mr. Johnson – 12,564 shares; Mr. Scaminace – 8,142; Mr. Tysoe – 16,240 shares; Mr. Gale – 15,000 shares; Mr. Frooman – 31,818 shares; Mr. Hansen – 14,399 shares and Mr. Holloman – 56,334 shares.

(2)	See Principal Shareholders on page 34.

(3)	Includes 5,100,000 shares held indirectly by Mr. S. D. Farmer through Summer Hill Partners II, LLC.

(4)	Includes 297,940 shares owned by a corporation and a limited partnership controlled by Mr. Farmer.

(5)	Includes 80,000 shares held in trust for members of Mr. Kohlhepp's family.

(6)	Includes 4,950 shares held by a family trust.

(7)	Includes options for 254,847 shares, which are exercisable within 60 days.
Pursuant to the Directors' Deferred Compensation Plan, the following Directors have been credited with the following number of phantom stock units as of August 25, 2014: Mr. Adolph - 7,032; Mr. Barrett - 4,200; Mr. Johnson - 4,405; and Mr. Tysoe - 8,153. The holders do not have voting or investment power over these phantom stock units.
The following is a description of our non-director named executive officers:
William C. Gale joined Cintas in April 1995 as Vice President – Finance and Chief Financial Officer. He was appointed Senior Vice President in July 2003. He is responsible for finance, accounting and administration.
Thomas E. Frooman joined Cintas in December 2001 as Vice President and Secretary – General Counsel. He is responsible for legal, human resources, corporate compliance and corporate communications.
J. Michael Hansen joined Cintas in 1995. He has held various positions within Cintas, including General Manager of the Cincinnati Fire location and Corporate Controller. He was appointed Vice President and Treasurer in June 2010.
J. Phillip Holloman joined Cintas in 1996. He has held various positions within Cintas, including Vice President Engineering/Construction from 1996 to 2000, Vice President of the Distribution/Production Planning Division from 2000 to 2003, Executive Champion of Six Sigma Initiatives from 2003 to 2005 and Senior Vice President Global Supply Chain Management from 2005 to 2008. He was appointed President and Chief Operating Officer in February 2008.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires Cintas' executive officers, directors and persons who own more than ten percent of Cintas' Common Stock to file reports of ownership with the Commission and to furnish Cintas with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, Cintas believes that during fiscal 2014 all filing requirements were met.

RELATED PERSON TRANSACTIONS
Cintas Corporation has a 25% interest in a corporate airplane with its Chairman Emeritus, Richard T. Farmer, and his wholly owned company. This arrangement began on February 23, 2006. Cintas manages the airplane under an operating agreement whereby each party pays their own operating expenses for use of the plane, and common costs are shared based on ownership percentages. For fiscal 2014, Cintas was reimbursed $1,614,986 under this arrangement.
Cintas engages Keating Muething & Klekamp PLL for a variety of legal services. Robert E. Coletti, a partner of the firm, is an in-law of Richard T. and Scott D. Farmer. Cintas paid the firm fees of $4,910,128 for legal services during the fiscal year ended May 31, 2014. Mr. Coletti does not receive any direct compensation from fees paid by Cintas to the firm.
Joseph Automotive Group engages Cintas for a variety of services. George R. Joseph, a principal and part owner, is an in-law of Richard T. and Scott D. Farmer. Joseph Automotive Group paid Cintas fees of $252,113 for services provided during the fiscal year ended May 31, 2014. In addition, Cintas engages Columbia Fleet Group, an affiliate of Joseph Automotive Group, for a variety of services such as automotive titles, taxes and registrations. Cintas paid the company fees of $727,854 for various services during the fiscal year ended May 31, 2014. Mr. Joseph does not receive any direct compensation from services provided by Cintas or fees paid by Cintas to the companies.
Certain stock exchange rules require Cintas to conduct an appropriate review of all related party transactions (those required to be disclosed by Cintas pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be approved by the Audit Committee or another committee comprised of independent directors. As a result, the Audit Committee annually reviews all such related party transactions and approves such related party transactions only if it determines that it is in the best interests of Cintas. In considering the transaction, the Audit Committee may consider all relevant factors, including as applicable (i) Cintas' business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to Cintas.
While Cintas adheres to this policy for potential related person transactions, the policy is not in written form (other than as part of listing agreements with stock exchanges to the extent required). However, approval of such related person transactions is evidenced by Audit Committee resolutions in accordance with our practice of approving transactions in this manner.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Item 2 on the Proxy Card)
The Board is committed to excellence in governance. As part of that commitment, and as required by Section 14A of the Securities Exchange Act of 1934, the Board is providing our shareholders with an opportunity to vote to approve, on an advisory basis, named executive officer compensation, which is commonly known as "say-on-pay." We are currently conducting say-on-pay votes every year, and expect to hold the next say-on-pay vote in connection with our 2015 Annual Meeting of Shareholders.
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement. Please read the Compensation Discussion and Analysis and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices. In 2013, our shareholders approved, on an advisory basis, the compensation of our named executive officers with a "FOR" vote of 99% of the votes cast. Accordingly, we are asking our shareholders to vote "FOR" the following resolution:
"RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved."
As an advisory vote, this proposal is not binding on Cintas. However, the Compensation Committee of our Board, which is responsible for designing and administering our executive compensation program and practices, values the opinions expressed by shareholders in their vote on this proposal, and expects to consider the outcome of the vote when making future compensation decisions for named executive officers.
YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

APPROVAL OF AMENDMENT NO. 4 TO THE CINTAS CORPORATION 2005 EQUITY COMPENSATION PLAN
(Item 3 on the Proxy Card)
General
In 2005, our shareholders approved the Cintas Corporation 2005 Equity Compensation Plan, which we refer to as the “2005 Equity Compensation Plan" or "plan," to enable Cintas and its subsidiaries to compete successfully in attracting and retaining key employees, directors and advisors of outstanding ability, to stimulate the efforts of such persons toward Cintas' objectives and to encourage the alignment of their interests with those of Cintas' shareholders.
In 2009, and then again in 2012 and 2013, we made some amendments to the 2005 Equity Compensation Plan.
On September 3, 2014, our Board of Directors unanimously approved and adopted, subject to shareholder approval, Amendment No. 4 to the 2005 Equity Compensation Plan, which we refer to as “Amendment No. 4.” Amendment No. 4 deletes a provision in the 2005 Equity Compensation Plan that permits the Compensation Committee, or Committee, to buy out any previously granted stock option, which we refer to as the “buyout provision.”
Amendment No. 4 also increases the number of shares of common stock, no par value, of the Company, available for issuance under the 2005 Equity Compensation Plan (and also the plan limit on incentive stock options) from 14,000,000 shares to 21,000,000 shares.

As of August 25, 2014, only 2,317,172 shares of common stock remain available for grant under the 2005 Equity Compensation Plan. We believe this is an insufficient number of shares to fulfill our long-term stock-based compensation goals for the coming years. Amendment No. 4 will authorize the issuance of up to an additional 7,000,000 shares of common stock (or about 5.9% of our outstanding common stock as of August 25, 2014), as described further below.
We are seeking shareholder approval of the deletion of the buyout provision under the 2005 Equity Compensation Plan and the increase in the number of shares of common stock available for issuance under the 2005 Equity Compensation Plan, as amended by Amendment No. 4. Only Amendment No. 4 is subject to this shareholder vote. If Amendment No. 4 is approved by our shareholders, it will become effective on the day of the Annual Meeting, and will amend the 2005 Equity Compensation Plan as described below. Outstanding awards under the 2005 Equity Compensation Plan will continue in effect in accordance with their terms. If Amendment No. 4 is not approved by our shareholders, no awards will be made under Amendment No. 4, and the 2005 Equity Compensation Plan, as amended prior to August 25, 2014, will continue in full force and effect.
The following is a summary of the terms of the 2005 Equity Compensation Plan, as amended, including by Amendment No. 4, which summary is qualified in its entirety by reference to the complete text of the 2005 Equity Compensation Plan, as amended through August 25, 2014, and Amendment No. 4, which are set forth in Appendix A.
Why We Believe You Should Vote for Voting Item #3
The 2005 Equity Compensation Plan authorizes the Committee to provide equity-based compensation for the purpose of fostering and promoting our long-term financial success and increasing stockholder value. Some of the key features of the 2005 Equity Compensation Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.
We believe our future success depends in part on our ability to attract, motivate and retain highly qualified employees and directors. The ability to provide equity-based awards under the 2005 Equity Compensation Plan is a critical component to achieving this success. We would be at a distinct competitive disadvantage if we could not use equity-based awards to recruit, motivate and retain our officers, other employees, and non-employee directors.
The use of our stock as part of our compensation program fosters a pay for performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates directors and employees to appropriately focus on actions that enhance stockholder value because they will share in that value enhancement through improved stock price performance. Our equity compensation also effectively retains our directors, executives and other employees and promotes a focus on sustained enhancement of stockholder value because our equity compensation awards can be subject to vesting and/or performance criteria.
The 2005 Equity Compensation Plan specifically prohibits the repricing of stock options. Because a buyout of stock options could be deemed to be similar to repricing stock options, Amendment No. 4 would eliminate the buyout provision. In addition, as of August 25, 2014, only 2,317,172 shares of common stock remain available for grant under the 2005 Equity Compensation Plan. If Amendment No. 4 is not approved, we may be compelled to significantly increase the cash component of our non-employee director and employee compensation, which may not necessarily align director or employee compensation interests with the investment interests of our shareholders as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and divert cash away from more impactful uses, such as investment in our business operations.

Factors We Considered in Determining the Number of Shares for Amendment No. 4
If Amendment No. 4 is approved, the aggregate number of shares of common stock that will be reserved and available for issuance pursuant to awards under the 2005 Equity Compensation Plan will be 21,000,000, plus any shares that may be added back to the 2005 Equity Compensation Plan, as described further below.
In determining the number of shares to request for approval under the 2005 Equity Compensation Plan, our management team worked with the Committee to evaluate a number of factors, including the potential overhang or dilution associated with the 2005 Equity Compensation Plan, our recent share usage (commonly referred to as “burn rate”) and criteria expected to be utilized by institutional proxy advisor firms in evaluating our proposal for Amendment No. 4.
Overhang and Dilution. The following aggregated information regarding potential overhang and dilution is as of August 25, 2014. As of that date, there were 118,785,008 of our shares of common stock outstanding, including 1,842,478 outstanding shares of restricted stock, as further explained below.
Under the 2005 Equity Compensation Plan:

•	Total shares subject to outstanding awards under the 2005 Equity Compensation Plan: 9,225,637 shares (or about 7.8% of our outstanding shares), comprised of:

◦
Outstanding stock options: 7,383,159 shares (or about 6.2% of our outstanding shares) (our outstanding stock options have a weighted average exercise price of $43.24 and an average remaining term of 7.2 years); and

◦	Other unvested “full value” awards (restricted stock): 1,842,478 shares (or about 1.6% of our outstanding shares); and

•	Total shares available for future awards under the 2005 Equity Compensation Plan prior to the 2014 Annual Meeting: 2,317,172 shares (or about 2.0% of our outstanding shares).

The total number of shares subject to outstanding awards under the 2005 Equity Compensation Plan (9,225,637 shares), plus the total number of shares available for future awards under the 2005 Equity Compensation Plan (2,317,172 shares), represents a potential overhang or dilution to our stockholders of approximately 9.7%.
Under Amendment No. 4: Proposed additional shares available for issuance under Amendment No. 4: 7,000,000 shares (or about 5.9% of our outstanding shares).
Total potential overhang or dilution under the 2005 Equity Compensation Plan and proposed Amendment No. 4: The total shares subject to outstanding awards under the 2005 Equity Compensation Plan as of August 25, 2014 (9,225,637 shares), plus the total shares available for future awards under the 2005 Equity Compensation Plan as of that date (2,317,172 shares), plus the additional proposed shares available for issuance under Amendment No. 4 (7,000,000 shares), represents a total potential overhang or dilution of 18,542,809 shares (or approximately 15.6%).
Based on the closing price on the NASDAQ for our common stock on August 29, 2014 of $66.14 per share, the aggregate market value as of August 25, 2014 of the 7,000,000 shares requested for issuance under Amendment No. 4 was $462,980,000. In fiscal 2012, fiscal 2013 and fiscal 2014, we granted awards under the 2005 Equity Compensation Plan covering 2,091,174 shares, 2,532,534 shares and 2,773,163 shares, respectively.
Burn Rate. Burn rate is generally calculated as the number of shares granted over a set period divided by the weighted average number of shares outstanding, and generally demonstrates how quickly a company uses available shares. The following table provides our average three-year burn rate under the 2005 Equity Compensation Plan:

Burn Rate
Fiscal Year	Weighted Average Basic Common Stock Outstanding as of 5/31	Shares Subject to Awards (at Maximum) Granted During Year	Burn Rate
2012	129,891,000	2,091,174	1.6%
2013	123,956,000	2,532,534	2.0%
2014	120,077,088	2,773,163	2.3%
Average Three-Year Burn Rate (Fiscal Years 2012-2014)			2.0%

If Amendment No. 4 is approved, we intend to utilize the additional authorized shares to continue our practice of incentivizing key individuals through annual equity grants. As noted below, our Committee would retain full discretion under the 2005 Equity Compensation Plan to determine the number and amount of awards to be granted under the 2005 Equity Compensation Plan, subject to the terms of the 2005 Equity Compensation Plan, and future benefits that may be received by participants under the 2005 Equity Compensation Plan are not determinable at this time.

We believe that we have demonstrated a commitment to thoughtful and responsible equity compensation practices. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been disciplined and mindful of stockholder interests.
Summary of Terms of 2005 Equity Compensation Plan, as Amended by Amendment No. 4
Shares Available for Award. Subject to certain adjustments provided in the 2005 Equity Compensation Plan, a total of 21,000,000 shares of Cintas common stock are available for award under the plan. In the event of certain corporate transactions or events (as described in the 2005 Equity Compensation Plan), such as a stock dividend or split, the Committee will appropriately adjust the total number of shares reserved for issuance under the 2005 Equity Compensation Plan and the number and/or price for each outstanding award. In addition, upon the occurrence of certain corporate events or transactions (as described in the 2005 Equity Compensation Plan), such as a merger, consolidation, or reorganization (including a change of control), the Committee may, in its sole discretion, cancel all outstanding stock option or stock appreciation rights awards and pay the holders thereof a cash payment within 60 days of the change of control in an amount equal to the amount by which the price per share or base price in connection with the change of control exceeds the purchase price or reference price, multiplied by the number of shares granted under the applicable award agreement.
Administration of the Plan. The 2005 Equity Compensation Plan shall be administered by the Compensation Committee. The Compensation Committee shall have the authority to:

•	select persons to whom awards may be granted;

•	determine the types and combinations of awards;

•	determine the number of shares of common stock or monetary units that may be subject to each award;

•	determine the terms and conditions of each award; and

•	modify or waive certain restrictions, limitations, terms or conditions of previously granted awards in a manner consistent with the 2005 Equity Compensation Plan.

Eligibility. Any person who performs services for the Company or any subsidiary, including officers and directors of the Company or a subsidiary, who are compensated on a regular basis by the Company or a subsidiary, other than a person who receives retirement benefits, consulting fees or honorariums from the Company, are generally eligible to be designated a participant under the 2005 Equity Compensation Plan. The Committee has the sole and complete authority to determine the participants to whom awards shall be granted under the 2005 Equity Compensation Plan. As of August 25, 2014, approximately five executive officers, 1,350 employees, and six independent directors were eligible to participate in the 2005 Equity Compensation Plan.
Types of Awards. Under the 2005 Equity Compensation Plan, the Committee may grant awards of stock options (both non-qualified and incentive stock options), stock appreciation rights, restricted stock and unrestricted stock awards, performance awards and other stock unit awards.
Stock Options
A stock option granted under the 2005 Equity Compensation Plan provides a participant with the right to purchase, within a specified period of time, a stated number of shares at the price specified in an award agreement. Stock options granted under the 2005 Equity Compensation Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, not inconsistent with the 2005 Equity Compensation Plan, as may be determined by the Committee and specified in the applicable award agreement. The 2005 Equity Compensation Plan provides that the purchase price of Cintas common stock purchasable under any stock option (incentive stock option or non-qualified stock option) shall be determined by the Compensation Committee, provided that the purchase price of any incentive stock option shall not be less than 100% of the fair market value of Cintas common stock on the date that the option is granted. Payment of the purchase price for option shares must be made in cash unless some other form of consideration is approved by the Compensation Committee at or after grant.
The period of any option shall be determined by the Compensation Committee, but no stock option may be exercised later than ten years after the date of grant. No person may receive options for more than 200,000 shares of common stock in any twelve-month period. Incentive stock options granted to persons owning more than 10% of the voting power of Cintas must be at 110% of fair market value and may not be for a term of more than five years. In addition, the aggregate number of shares under the plan that may be issued with respect to incentive stock options shall not exceed 21,000,000 shares.
Payment in respect of the exercise of a stock option may be made (i) in cash and/or shares of Cintas common stock valued at fair market value at the time the option is exercised or (ii) by such other method as the Committee may authorize.
The plan also provides for grants of non-qualified options to non-employee directors upon their appointment or election as a director of Cintas. Each non-employee director receives an option for 1,000 shares of Cintas common stock or such other number of shares as may be determined by the Board upon their initial election and then on an annual basis after each annual shareholders' meeting. All stock options granted to non-employee directors under the 2005 Equity Compensation Plan have a term of no more than ten years, have an option price equal to the fair market value of Cintas common stock, and become exercisable in four equal annual installments commencing on the first anniversary of the date of grant. In the event the non-employee director ceases service with us by reason of death, disability or retirement, the options will immediately vest in full. If the non-employee director becomes an employee, officer, director or consultant of one of our competitors or the non-employee director's service is terminated for cause, his options will immediately be forfeited.
Stock Appreciation Rights
A stock appreciation right, or SAR, represents the right to receive, for each unit awarded, cash and/or Cintas common stock equal in value to the excess of the fair market value of one share on the date of exercise of the SAR over the reference price per share established on the date the SAR was granted. The 2005 Equity

Compensation Plan provides that the Compensation Committee may grant SARs to any eligible employee, advisor or nonemployee director in accordance with terms and conditions established by the Compensation Committee. A SAR shall have a term of no longer than ten years from its grant date. SARs may be granted in tandem with stock options or separately as a non-tandem SAR. Tandem SARs will become exercisable, be transferable and will expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding stock option. If SARs are granted independent of a stock option, the non-tandem SARs will become exercisable, transferable and expire in accordance with the vesting schedule, transferability rules and the expiration provisions established by the Committee and reflected in an award agreement.
Restricted and Unrestricted Stock Awards
An award of restricted stock is a grant of shares at a purchase price determined by the Committee, which may be zero. Restricted stock awards will consist of Cintas common stock that is subject to such conditions, restrictions and limitations as the Compensation Committee determines to be appropriate, which may include conditioning the grant of the award upon the attainment of specified performance goals. With respect to shares of Cintas common stock awarded as restricted stock, the recipient will have all rights of a shareholder of Cintas, including the right to vote and the right to receive cash dividends, during the vesting period. No participant will receive during any 12-month period restricted stock awards with a fair market value in excess of $5 million as of the applicable grant date. The Compensation Committee may also issue unrestricted shares on a bonus basis for no cash consideration.
Performance Awards
The 2005 Equity Compensation Plan provides that the Compensation Committee may, in its discretion, grant Performance Awards to eligible employees and advisors. A Performance Award will consist of the right to receive either Cintas common stock or cash of an equivalent value, or a combination of both, at the end of a specified performance period or a fixed dollar amount payable in cash or Cintas common stock, or a combination of both, at the end of a specified performance period. The Compensation Committee shall determine the persons to whom and the time or times at which Performance Awards shall be granted, the number of shares of common stock or the amount of cash to be awarded to any person, the duration of the period during which, and the conditions under which a participant's Performance Award will vest and any other terms and conditions of the Performance Award. No participant will receive during any 12-month period performance awards with a fair market value in excess of $5 million as of the applicable grant date.
Other Stock Unit Awards
The 2005 Equity Compensation Plan provides that the Compensation Committee is authorized to grant to eligible employees of Cintas and its affiliates, either alone or in addition to other awards granted under the plan, awards of Cintas common stock or other securities of Cintas or any subsidiary of Cintas and other awards that are valued in whole or in part by reference to, or are otherwise based on, Cintas common stock or other securities of Cintas or any Cintas subsidiary, which we refer to as “Other Stock Unit Awards.” Other Stock Unit Awards may be paid in cash, Cintas common stock, other property or in a combination thereof, as the Compensation Committee shall determine. The Compensation Committee shall determine the employees to whom Other Stock Unit Awards are to be made, the times at which such awards are to be made, the number of shares of Cintas common stock to be granted pursuant to such awards and all other conditions of such awards. Cintas common stock (including securities convertible into Cintas common stock) and other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares of Cintas common stock (including securities convertible into Cintas common stock) and other securities purchased pursuant to purchase rights granted pursuant to Other Stock Unit Awards may be purchased for such consideration as the Compensation Committee shall determine, which price shall not be less than the fair market value of such common stock or other securities on the date of grant, unless the Compensation Committee otherwise elects. Furthermore, unless the Committee determines otherwise, Other Stock Unit Awards shall have a vesting period of not less than one year.

Performance Measures
The Compensation Committee may condition the grant or vesting of any award upon the attainment of one or more, or a combination, of the following performance criteria:

•	Profits (e.g., operating profit or income, EBIT, EBT, net income, earnings per share, residual or economic earnings, or economic value added);

•	Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, free cash flow, residual cash flow or cash flow return on investment);

•	Returns (e.g., EPS, profits or cash flow returns on: assets, invested capital, net capital employed, or equity);

•	Working Capital (e.g., working capital divided by sales, days' sales outstanding, days' sales inventory, and days' sales in payables, or any combination thereof);

•	Profit Margins (e.g., operating profit or gross profit divided by revenues or value added revenues);

•	Liquidity Measures (e.g., debt-to-debt-plus-equity, debt-to-capital, debt-to-EBITDA, total debt ratio, or EBITDA multiple);

•
Sales, Value Added Sales, Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, new product sales growth, value added sales, growth in value added sales, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, sales per employee, cost targets, expense or debt reduction levels); and

•
Strategic Initiative Key Deliverable Metrics (e.g., product development, safety performance, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, human resources, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, increase in yield and productivity or goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures).

Performance measures may be described in terms of company-wide objectives or objectives that are related to the performance of an individual participant or of the subsidiary, division, department, region or function within the company or subsidiary in which the participant is employed. The performance measures may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance criteria themselves. With respect to Performance Awards that are intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code (“Qualified Performance-Based Awards”), each performance measure must define in an objective manner the extent to which the performance measure for a plan year has been achieved. The Committee may, with respect to Qualified Performance-Based Awards, provide that any performance measure may include or exclude objectivity determinable adjustments. To the extent such adjustments apply to a performance measure, they must be made in a form and at a time that meets the requirements of Section 162(m) of the Code. Similarly, if the Committee determines that a change in our business, operations, corporate structure or capital structure, the manner in which we conduct our business, or other events or circumstances render the performance measures unsuitable, the Committee may in its discretion modify such performance measures or any related minimum acceptable level of achievement, except in the case of a Qualified Performance-Based Award (other than in connection with a change in control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Termination and Acceleration of Awards. Awards terminate immediately if employment is terminated for cause. Except as set forth below, if a participant's employment is terminated for any reason other than cause, the portion of the award that has vested as of the date of termination will terminate on the 60th day after the date of termination and the unvested portion will terminate on the date of termination of employment. Notwithstanding the foregoing, upon death, stock options and restricted stock awards become immediately exercisable or vested in full and can be exercised until their expiration date. Upon disability, any outstanding stock option or restricted stock award shall continue to vest as if the participant had remained employed by the Company and will be exercisable through the expiration date of the award. In the case of a participant's retirement that occurs more than six months after the date of grant, any outstanding restricted stock award shall continue to vest as if the participant had remained employed by the Company or a subsidiary. If a participant's employment or service is involuntarily terminated without cause (as determined by the Compensation Committee in its sole discretion) during the twenty-four month period following a “change in control” of Cintas, all awards will also become exercisable in full. A “change in control” is deemed to have occurred if anyone, other than a fiduciary holding securities under an employee benefit plan of Cintas and other than Richard T. Farmer and James J. Gardner and their respective heirs, lineal descendants, legatees and representatives and the trustee of any bona fide trust in which one or more of the foregoing are the sole beneficiaries or grantors, becomes the beneficial owner, as defined under the Securities Exchange Act of 1934, of 25% or more of the voting power of Cintas or if there is a change in a majority of the Board of Directors effected without the approval of two-thirds of the-then current directors.
Transferability. Each award may be exercised during the participant's lifetime only by the participant or, if permissible under applicable law, by the participant's guardian or legal representative, and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of by a participant other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, provide that certain awards granted under the 2005 Equity Compensation Plan may be transferred by a participant to a trust.
Amendment and Termination of the 2005 Equity Compensation Plan. The 2005 Equity Compensation Plan may be amended or terminated by the Board of Directors, provided that no such action impairs the rights of a participant without a participant's consent and provided that no amendment to increase the total number of Cintas common stock reserved for issuance under the Plan or the number of shares for which an incentive stock option may be granted shall be made without shareholder approval. In addition, no amendment shall cause the plan or any award granted to a Section 162(m) executive officer to fail to meet the conditions for exclusion of the deduction limitation under Section 162(m) without shareholder approval. Unless terminated earlier, the plan will terminate by its terms on October 18, 2018.
New Plan Benefits
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2005 Equity Compensation Plan, as amended by Amendment No. 4, because the grant and actual settlement of awards under the 2005 Equity Compensation Plan, as amended by Amendment No. 4, will subject to the discretion of the Compensation Committee.
Federal Income Tax Consequences
The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2005 Equity Compensation Plan based on federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2005 Equity Compensation Plan participants, is not intended to be complete and does not address the application of the Medicare contribution tax, nor does it address the application of federal taxes other than income taxes (such as Social Security taxes), state, local or foreign tax consequences.
The grant of an option or SAR will create no tax consequences for an optionee or Cintas. Upon exercising a non-qualified stock option or SAR, the optionee will recognize ordinary income equal to the difference between the exercise price and the fair market value of Cintas common stock on the date of exercise and

Cintas will be entitled to a tax deduction for the same amount. There is no regular income tax consequence for the optionee upon an exercise of an incentive stock option, and no deduction is available to Cintas unless the Cintas common stock is sold within two years of the grant of the option or one year from its exercise, in which case the tax treatment will be that accorded to the exercise of a non-qualified option.
With respect to other awards granted under the 2005 Equity Compensation Plan that are settled either in cash or in shares of Cintas common stock, or other property that is either transferable or not subject to substantial risk of forfeiture, the participant will recognize ordinary income equal to the cash or the fair market value of Cintas common stock or other property received and Cintas will be entitled to a tax deduction for the same amount. With respect to awards that are settled in shares of Cintas common stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the Cintas common stock or other property received at the first time the Cintas common stock or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier, unless the participant has made an election under Section 83(b) of the Code to be taxed at the time of grant; Cintas will be entitled to a tax deduction for the same amount.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the additional shares of common stock authorized under Amendment No. 4 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable regarding approval of Amendment No. 4 by our shareholders.
YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Item 4 on the Proxy Card)
Although not required, the Board is seeking shareholder ratification of the selection by the Audit Committee of Ernst & Young LLP as Cintas' independent registered public accounting firm for fiscal 2015. If shareholders do not ratify this selection, the Audit Committee intends to continue the employment of Ernst & Young LLP at least through fiscal 2015, as the new fiscal year has already commenced. However, the Audit Committee will take the vote into account in selecting the independent registered public accounting firm for fiscal 2016. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions that may be asked by shareholders.
YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about Cintas' common stock that may be issued under Cintas' equity compensation plans as of May 31, 2014.

Plan category	Number of shares to be issued upon exercise of outstanding options (1)	Weighted average exercise price of outstanding options (1)	Number of shares remaining available for future issuance under equity compensation plans

Equity compensation plans approved by shareholders	8,025,794	$43.12	4,683,607
Equity compensation plans not approved by shareholders	—	—	—
Total	8,025,794	$43.12	4,683,607

(1) Excludes 2,158,778 unvested restricted stock units.

PROPOSALS FOR NEXT YEAR
Shareholders who desire to have proposals included in the Notice for the 2015 Shareholders' Meeting must submit their proposals in writing to Cintas at its offices on or before May 11, 2015, and must comply with any and all requirements set forth in Cintas' Bylaws as such may be amended from time to time, in Rule 14a-8 under the Securities Exchange Act of 1934 and in the NASDAQ rules.
The form of Proxy for Cintas' Annual Meeting of Shareholders grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Cintas' proxy statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2015 Shareholders' Meeting, it must be received prior to July 25, 2015.
Cintas' Bylaws require that items of new business and nominees for director be presented at least 120 days prior to the date of the meeting. If there is a change in the anticipated date of next year's Annual Meeting or these deadlines by more than 30 days, Cintas will notify all shareholders of this change through a report on Form 8-K, 10-Q or 10-K.
SHAREHOLDERS SHARING THE SAME ADDRESS
To the extent we deliver paper copies of our annual report to security holders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, the SEC rules allow us to deliver a single copy of such proxy materials to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family.
We will promptly deliver, upon oral or written request, a separate copy of our annual report to security holders, proxy statement, or Notice of Internet Availability of Proxy Materials to any shareholder residing at the same address as another shareholder and currently receiving only one copy of such proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at (513) 459-1200 or by mail to Cintas Corporation, 6800 Cintas Boulevard, P. O. Box 625737, Cincinnati, Ohio 45262-5737.
OTHER MATTERS
Cintas knows of no other matters to be presented at the meeting other than those specified in the Notice.
QUESTIONS?
If you have questions or need more information about the annual meeting, write to:
Thomas E. Frooman
Vice President and Secretary – General Counsel
6800 Cintas Boulevard
P. O. Box 625737
Cincinnati, Ohio 45262-5737
or call (513) 459-1200.
For information about your record holding, call Wells Fargo at 1-800-468-9716. We also invite you to visit Cintas' Internet site at www.cintas.com. Internet site materials are for your general information and are not part of this proxy solicitation.

APPENDIX A

CINTAS CORPORATION
2005 EQUITY COMPENSATION PLAN
ARTICLE 1
OBJECTIVES

Cintas Corporation has established this 2005 Equity Compensation Plan effective October 18, 2005 (the “Effective Date”). The purposes of this Plan are to enable the Company and its Subsidiaries to compete successfully in retaining and attracting key employees, Directors and Advisors of outstanding ability, to stimulate the efforts of such persons toward the Company’s objectives and to encourage the identification of their interests with those of the Company’s shareholders.
ARTICLE 2
DEFINITIONS
For purposes of this Plan, the following terms shall have the following meanings:
2.1    “Advisor” means anyone who provides bona fide advisory or consultation services to the Company other than the offer or sale of securities in a capital-raising transaction.
2.2    “Award” means any one or more of the following: (a) Stock Options, (b) Stock Appreciation Rights, in tandem with Stock Options or free-standing; (c) Restricted Stock; (d) Performance Awards; and (e) other awards based in whole or in part by reference to or otherwise based on the Company’s Shares, or other securities of the Company or any Subsidiary.
2.3    “Award Agreement” means a written agreement setting forth the terms of an Award.
2.4    “Award Date” or “Grant Date” means the date designated by the Committee as the date upon which an Award is granted.
2.5    “Board” means the Board of Directors of the Company.
2.6    “Cause” is defined as including, but not limited to, termination of employment by voluntary action of the Participant without the consent of the Company, insubordination, dishonesty, gross misconduct, theft of or intentional damage to the Company’s property, intentional harm to the Company’s reputation, material breach of the Participant’s duty of fidelity to the Company, excessive use of alcohol on Company premises or during working time, the use of illegal drugs, the commission of a criminal act (other than misdemeanor traffic offenses), willful violation of Company policies or trading in Cintas Shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.
2.7    “Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation.
2.8    “Committee” means the committee appointed by the Board and consisting of one or more Directors who qualify as Nonemployee Directors as defined by Rule 16b-3(b)(3)(i). To the extent that it is desired that compensation resulting from an Award be excluded from the deduction limitation of Section 162(m) of the Code, all members of the Committee granting an Award also shall be “outside Directors” within the meaning of Section 162(m) of the Code.
2.9    “Covered Employee” means an employee covered by Section 162(m) of the Code, which as of the effective date of this Plan includes any individual who, on the last day of the taxable year is the Chief Executive Officer (or person acting in that capacity) or one of the four highest compensated Officers

(other than the Chief Executive Officer) as determined under rules of the Securities and Exchange Commission.
2.10    “Director” means a member of the Board.
2.11    “Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.
2.12    “Eligible Employee” means anyone who performs services for the Company or a Subsidiary, including an Officer or Director of the Company or a Subsidiary, compensated on a regular basis by the Company or a Subsidiary, other than one who is receiving Retirement benefits, consulting fees, honorariums and the like from the Company.
2.13    “Fair Market Value” means the last closing price for a Share on the NYSE, NASDAQ or any stock exchange or national trading or quotation system on which such sales of Shares are reported. If the Shares are not so traded or reported, Fair Market Value shall be set under procedures established by the Committee.
2.14    “Incentive Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor provision.
2.15    “Nonemployee Director” means each Director of the Company or its subsidiaries, now serving as a Director or elected hereafter, who is not also an employee of the Company or any of its Subsidiaries.
2.16    “Non-Qualified Option” means any Stock Option that is not an Incentive Option.
2.17    “Non-Tandem SAR” means a Stock Appreciation Right granted without reference to a Stock Option.
2.18    “Officer” means the president, principal financial officer, principal accounting officer, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other officer who performs a significant policy-making function.
2.19    “Option Price” means the price per Share at which a Share may be purchased upon the exercise of a Stock Option or an Award.
2.20    “Other Stock Unit Awards” shall have the meaning set forth in Section 10.1 hereof.
2.21    “Participant” means a person to whom an Award has been made pursuant to this Plan.
2.22    “Performance Award” means an Award of Shares or cash conditioned upon meeting performance criteria granted to a Participant pursuant to Article 9.
2.23    “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals established by the Committee with respect to such an Award are to be measured.
2.24    “Plan” means this 2005 Equity Compensation Plan, as amended from time to time.
2.25    “Reference Option” shall have the meaning set forth in Section 7.1 hereof.
2.26    “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

2.27    “Restricted Stock Award” means an Award of a fixed number of Shares to a Participant which is subject to forfeiture provisions and other conditions set forth in the Award Agreement.
2.28    “Retirement” means termination of employment or service from the Company, other than a termination for Cause or violation of an agreement as specified in Sections 12.1.5 or 12.1.6, respectively, and other than by death or Disability, by an employee or a Director who is at least 65 years of age, or 55 years of age with at least ten years of employment with, or service on the Board of, the Company or a Subsidiary.
2.29    “Rule 16b-3(b)(3)(i)” mean Securities and Exchange Commission Regulation Section 240.16b-3(b)(3)(i) or any corresponding successor regulations.
2.30    “Share” means one share of the Common Stock of Cintas.
2.31    “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, cash and/or Shares equal in value to the excess of the Fair Market Value of one Share on the date of exercise of the SAR over the reference price per Share established on the Grant Date of the SAR.
2.32    “Stock Option” or “Option” means the right to purchase Shares granted pursuant to Article 6.
2.33    “Subsidiary” means any corporation, partnership, joint venture, or other entity of which the Company owns, directly or indirectly, 25% or more of the outstanding voting stock, or comparable equity participation and voting power, or which the Company otherwise controls, by contract or any other means. However, when the term “Subsidiary” is used in the context of an Award of an Incentive Option, the applicable percentage shall be 50%. “Control” means the power to direct or cause the direction of the management and policies of a corporation or other entity.
2.34    “Tandem SAR” means a Stock Appreciation Right granted with reference to a Stock Option.
2.35    “Term” means the period beginning on an Award Date and ending on the expiration date of such Award.
2.36    “Transfer” means alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” have corresponding meanings.
ARTICLE 3
ADMINISTRATION
3.1    The Committee. This Plan shall be administered and interpreted by the Committee.
3.2    Awards. The Committee is authorized to grant the following awards (collectively, the “Awards”):
3.2.1    Stock Options;
3.2.2    Stock Appreciation Rights;
3.2.3    Tandem SARs;
3.2.4    Restricted and unrestricted Stock Awards;
3.2.5    Performance Awards; and

3.2.6    other Awards based in whole or in part by reference to or otherwise based on the Company’s Shares, or other securities of the Company or any Subsidiaries.
3.3    Additional Authority. The Committee shall have the authority:
3.3.1    to select the persons to whom Awards may be granted;
3.3.2    to determine the types and combinations of Awards to be granted;
3.3.3    to determine the number of Shares or monetary units which may be subject to each Award;
3.3.4    to determine the terms and conditions, not inconsistent with terms of this Plan pertaining to Incentive Options of any Award, including, but not limited to, the term, price, exercisability, method of exercise, any restriction or limitation on Transfer, any vesting schedule or acceleration, the application of performance goals as set forth in Section 9.1.2, or any forfeiture provisions or waiver, regarding any Award, and the related Shares, based on such factors as the Committee shall determine; and
3.3.5    to modify or waive any restrictions or limitations contained in, and grant extensions to the terms of or accelerate the vesting of, any outstanding Award, as long as such modifications, waivers, extensions or accelerations are not inconsistent with terms of this Plan for those Awards intended to be Incentive Options or meet the conditions of Section 162(m) of the Code, but no such changes shall impair the rights of any Participant without his or her consent.
3.4    Guidelines. The Committee is authorized to adopt, alter and repeal administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it deems advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan; and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any related Award Agreement in the manner and to the extent it deems necessary to carry this Plan into effect.
3.5    Delegation of Authority. The Committee may delegate its authority to Officers of the Company and its administrative duties to Officers or employees of the Company except with respect to executive Officers of the Company and except where performance goals for particular compensation grants are intended to be excluded from the deduction limitation imposed by Section 162(m) of the Code.
3.6    Decisions Final. Any action, decision, interpretation or determination by or at the direction of the Committee concerning the application or administration of this Plan shall be final and binding upon all persons and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions.
ARTICLE 4
SHARES SUBJECT TO PLAN

4.1    Shares. Subject to adjustment as provided in Section 4.2, the number of Shares which may be issued under this Plan shall not exceed 14,000,000 Shares. If any Award granted under this Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of Shares not acquired that are subject to such Award shall again be available for future grants. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Shares underlying a canceled Stock Option shall be counted against the maximum number of Shares for which Stock Options may be granted to an Eligible Employee or Advisor. The repricing of Stock Options shall be strictly prohibited under this Plan.

4.2    Adjustment Provisions.
4.2.6    If the Company shall at any time change the number of issued Shares, without new consideration to the Company, by stock dividend, split, combination, recapitalization, reorganization, exchange of Shares, liquidation or other change in corporate structure affecting the Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Award shall not be changed.
4.2.7    The Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving entity, upon such terms and conditions as it may deem equitable and appropriate.
4.3    Change of Control. If a Participant’s employment or service is involuntarily terminated without cause (as determined by the Committee in its sole discretion) during the twenty-four month period following a Change in Control of the Company, all outstanding Awards shall become immediately exercisable in full. For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company and other than Richard T. Farmer and James J. Gardner and their respective heirs, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, becomes the “beneficial owner,” as such term is defined in Rule 13d-3 under that Act, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (b) during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new Director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were either Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.
Notwithstanding any other provision of this Plan, in the event of a Change in Control, the Committee may, in its sole discretion, provide that each Stock Option or SAR shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within sixty days of the Change in Control in an amount equal to the amount by which the price per Share, or reference price in the case of a SAR, in connection with the Change in Control exceeds the purchase price or reference price per Share under the Award Agreement for any Stock Option or SAR multiplied by the number of Shares granted under the Award Agreement for any Stock Option or SAR.
ARTICLE 5
DURATION OF PLAN
This Plan shall terminate on the tenth anniversary of the Effective Date, unless terminated sooner by the Board pursuant to Article 14. The provisions of the Plan shall continue operative with respect to all outstanding Awards until their expiration.
ARTICLE 6
STOCK OPTIONS
6.1    Grants. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted shall be designated as either a Non-Qualified Option or an Incentive Option and in each case such Stock Option may or may not include Stock Appreciation Rights. One or more

Stock Options and/or SARs may be granted to any Eligible Employee or Advisor, except that no person shall receive during any 12-month period Non-Qualified Stock Options and Stock Appreciation Rights covering more than 200,000 Shares, and only Non-Qualified Options may be granted to Advisors.
6.2    Incentive Options. Any Stock Option designated by the Committee as an Incentive Option will be subject to the general provisions applicable to all Stock Options granted under the Plan plus the following specific provisions:
6.2.1    If an Incentive Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company and its Subsidiaries, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then
6.2.1.1     the Option Price must equal at least 110% of the Fair Market Value on the Grant Date; and
6.2.1.2     the Term of the Incentive Option shall not be greater than five years from the Grant Date.
6.2.2    The aggregate Fair Market Value of Shares, determined at the Grant Date, with respect to Incentive Options that may be exercised for the first time by any individual during any calendar year under this Plan or any other plan maintained by the Company and its Subsidiaries shall not exceed $100,000. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year, under all plans of the Company and its Subsidiaries, exceeds $100,000, such Incentive Options shall be treated as Non-Qualified Options.
6.2.3    Qualification under the Code. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.
6.2.4    Limitation on Number of Shares. The aggregate number of Shares under this Plan that may be issued with respect to Incentive Options shall not exceed 14,000,000 Shares.
6.3    Terms of Stock Options. Except as otherwise required by Section 6.2, Stock Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with terms of this Plan pertaining to Incentive Options and Options intended to meet the conditions of Section 162(m) of the Code, as the Committee shall deem desirable:
6.3.1    Option Price. The Option Price shall be determined by the Committee at the time of grant, except that no Incentive Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date.
6.3.2    Option Term. The Option Term shall be fixed by the Committee, but no Incentive Option shall be exercisable more than ten years after its Award Date.
6.3.3    Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement, provided, however, that a Stock Option may not be exercised as to less than twenty-five Shares at any one time or the total number available for exercise at that time.

6.3.4    Method of Exercise. A Stock Option may be exercised in whole or in part at any time during its Term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the Option Price in cash or through the tender of previously-owned Shares which for such purposes shall be valued at their Fair Market Value unless some other form of consideration is authorized by the Committee. Once delivered, an exercise shall be irrevocable.
6.3.5    Transferability of Stock Options. Stock Options shall be Transferable as provided in Article 11.
6.3.6    Termination. Stock Options shall terminate in accordance with Article 12.
6.3.7    Buyout and Settlement Provisions. The Committee may at any time offer to buy out a Stock Option previously granted, based on such terms and conditions as the Committee shall establish.
6.4    Award of Non-Qualified Options to Nonemployee Directors.
6.4.1    Grants. Each Nonemployee Director shall be granted a Non-Qualified Option for 1,000 Shares, or such other number as may be determined by the Board of Directors from time to time, upon appointment or election as a Director and immediately after each subsequent Annual Shareholders’ Meeting if such person is serving as a Director at such time either by virtue of being re-elected or by virtue of serving a term in excess of one year. All grants shall be made on the date of the event giving rise to the Non-Qualified Option. The number of Shares specified herein shall be subject to change in accordance with the adjustment provisions provided by Section 4.2.
6.4.2    Terms and Conditions of Non-Qualified Options Granted to Nonemployee Directors.
6.4.2.1     The Term of all Options shall be ten years from the Award Date.
6.4.2.2     The Option Price of all Options shall be the Fair Market Value of a Share on the Award Date.
6.4.2.3     All Options shall become exercisable in four equal annual installments commencing on the first anniversary of the date of grant. This right of exercise shall be cumulative and shall be exercisable in whole or in part.
6.4.2.4     Options held by a Director may be exercised at any time during their ten year period and shall continue to vest during that period if the Director dies or ceases to be a Director by reason of Disability or retires as a Director for any reason other than as set forth in Section 6.4.3. An optionee who ceases to be a Nonemployee Director for any reason other than death, retirement or disability, may exercise the Option at any time within three months after the date of cessation of service as a Director, but only during the ten year Option period and only to the extent that the option holder was entitled to exercise the Option at the time of such cessation. The Committee, at its sole discretion, may permit particular holders of Options to exercise an Option to a greater extent than provided herein.
6.4.2.5     All Options shall be exercisable in the manner provided in Subsection 6.3.4.
6.4.2.6     All Options shall be Transferable as provided in Article 11 and shall terminate in accordance with Article 12.

6.4.3    Automatic Termination of Director’s Option. Notwithstanding anything contained herein to the contrary, if at any time a Director holding an Option granted under this Plan becomes an employee, officer or director of or a consultant to an entity which the Committee determines is a competitor of the Company or if the Board determines that the Option should be terminated for Cause, such Option shall automatically terminate as of the date such conflicting relationship was established or such Board determination is made. For purposes of this Section 6.4.3 only, “Cause” means dishonesty, gross misconduct, theft of or intentional damage to the Company’s property, intentional harm to the Company’s reputation, breach of fiduciary duty to the Company, the commission of a criminal act or trading in Cintas Shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.
6.4.4    Replacement of Existing Option Plans. Upon effectiveness of this Plan, no further Options shall be granted pursuant to the Company’s 1999 Stock Option Plan and its 2003 Directors’ Stock Option Plan.
ARTICLE 7
STOCK APPRECIATION RIGHTS
7.1    Grants. The Committee may, in its discretion, grant SARs to any Eligible Employee, Advisor and/or Nonemployee Director. A SAR may be granted either with or without reference to all or any part of a Stock Option. A “Tandem SAR” is a SAR granted with reference to a Stock Option (the “Reference Option”). A “Non-Tandem SAR” is a SAR granted without reference to a Stock Option. If the Reference Option is a Non-Qualified Option, a Tandem SAR may be granted at or after the date of the Reference Option; if the Reference Option is an Incentive Option, the Grant Date of a Tandem SAR must be the same as the Grant Date of the Reference Option. Any SAR shall have such terms and conditions, not inconsistent with this Plan, as are established by the Committee in connection with the Award.
7.2    Term. A Tandem SAR shall terminate and no longer be exercisable upon the termination of its Reference Option. A Non-Tandem SAR may have a Term no longer than ten years from its Grant Date.
7.3    Exercise. A Tandem SAR may only be exercisable at the times and, in whole or in part, to the extent that its Reference Option is exercisable. The exercise of a Tandem SAR shall automatically result in the surrender of the applicable portion of its Reference Option. A Non-Tandem SAR shall be exercisable in whole or in part as provided in its Award Agreement. Written notice of any exercise must be given in the form prescribed by the Committee.
7.4    Payment. For purposes of payment of a SAR, the reference price per Share shall be the Option Price of the Reference Option in the case of a Tandem SAR and shall be the Fair Market Value of a Share on the Grant Date in the case of a Non-Tandem SAR. The time and form of payment shall be provided in the Award Agreement.
7.5    Transferability. SARs shall be Transferable as provided in Article 11.
7.6    Termination. SARs shall terminate in accordance with the provisions of Article 12.
ARTICLE 8
RESTRICTED AND UNRESTRICTED STOCK AWARDS
8.1    Grants of Restricted Stock Awards. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee, Advisor and/or Nonemployee Director. Such grants may be pursuant to the terms of agreements conditioning the grant of the Award upon attainment of specified performance goals as set forth in Section 9.1.2. The Committee may grant Restricted Stock Awards subject to the attainment of specified performance goals as set forth in Section 9.1.2, continued employment or such other limitations or restrictions as the Committee may determine. Each Restricted Stock Award shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant and the restrictions imposed on such Shares.
8.2    Terms and Conditions of Restricted Stock Awards. After they are granted, Restricted Stock Awards shall be subject to the following provisions:
8.2.5    Issuance of Shares. Shares of Restricted Stock may be issued immediately upon grant or upon vesting as determined by the Committee. Unless otherwise determined by the Committee, Shares of Restricted Stock shall vest after the third anniversary of the date of grant. Vesting may also be conditioned upon the attainment of specified performance goals as set forth in Section 9.1.2, continued employment or such other limitations or restrictions as the Committee may determine.
8.2.6    Stock Powers and Custody. If any stock certificates are issued in respect of Shares of Restricted Stock awarded under this Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may also require that the certificates evidencing Restricted Stock be held in custody by the Company until the restrictions on them shall have lapsed. The Company may also require the Participant to deliver a stock power endorsed in blank relating to the certificates evidencing Restricted Stock and such stock be held in custody by the Company until the restrictions on them have lapsed.
8.2.7    Shareholder Rights. Participants receiving Restricted Stock Awards shall be entitled to dividend and voting rights for the Restricted Stock held by them while it is outstanding unless otherwise determined by the Committee at the time of grant.
8.2.8    Transferability. Restricted Stock Awards shall be Transferable as provided in Article 11.
8.2.9    Termination. Restricted Stock Awards shall terminate in accordance with the provisions of Article 12.
8.3    Unrestricted Stock Awards. The Committee may make Awards of unrestricted Shares to key Eligible Employees, Advisors and/or Nonemployee Directors in recognition of outstanding achievements or contributions by such employees and/or Advisors. Unrestricted Shares issued on a bonus basis may be issued for no cash consideration. Each certificate for unrestricted Shares shall be registered in the name of the Participant and delivered to the Participant.
ARTICLE 9
PERFORMANCE AWARDS
9.1    Performance Awards.
9.1.10    Grant. In addition to Restricted Stock Awards granted pursuant to Article 8, the Committee may, in its discretion, grant Performance Awards to Eligible Employees and Advisors. A Performance Award shall consist of the right to receive either Shares or cash of an equivalent value, or a combination of both, at the end of a specified Performance Period or a fixed dollar amount payable in cash or Shares, or a combination of both, at the end of a specified Performance Period. The Committee shall determine the Eligible Employees and Advisors to whom and the time or times at which Performance Awards shall be granted, the number of Shares or the amount of cash to be awarded to any person, the duration of the period during which, and the conditions under which, a Participant’s Performance Award will vest, and the other terms and conditions of the Performance Award in addition to those set forth in Subsection 9.2.

9.1.11    Criteria for Awards. The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals, including but not limited to, appreciation in the Fair Market Value, book value or other measure of value of the Shares; the performance of the Company or groups within the Company based on increases in sales, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Share, cash flow, favorable comparison to established budgets, return on stockholders’ equity, return on assets, attainment of strategic and operational initiatives, market share, comparisons with various stock market indices, reduction in costs or a combination of such factors; personal performance measures or such other similar factors or criteria as the Committee shall determine.
9.2    Terms and Conditions of Performance Awards. Performance Awards shall be subject to the following terms and conditions:
9.2.1    Dividends. Unless otherwise determined by the Committee at the time of the grant of the Award, amounts equal to dividends declared during the Performance Period with respect to any Shares covered by a Performance Award will be paid to the Participant.
9.2.2    Payment. Subject to the provisions of the Award Agreement and this Plan, at the expiration of the Performance Period, Share certificates, cash or a combination of both, as set forth in the Award Agreement, shall be delivered to the Participant, or his or her legal representative or guardian, in a number or an amount equal to the vested portion of the Performance Award. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures set forth in the Award Agreement.
9.2.3    Transferability. Performance Awards shall be Transferable as provided in Article 11.
9.2.4    Termination. Performance Awards shall terminate in accordance with Article 12.
ARTICLE 10
OTHER STOCK UNIT AWARDS
10.1    The Committee is authorized to grant to employees of the Company and its affiliates, either alone or in addition to other Awards granted under this Plan, Awards of Shares or other securities of the Company or any Subsidiary of the Company and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company or any Subsidiary of the Company (“Other Stock Unit Awards”). Other Stock Unit Awards may be paid in cash, Shares, other property or in a combination thereof, as set forth in the Award Agreement.
10.2    The Committee shall determine the employees to whom Other Stock Unit Awards are to be made, the times at which such Awards are to be made, the number of Shares to be granted pursuant to such Awards and all other conditions of such Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. The recipient shall not be permitted to sell, assign, Transfer, pledge, or otherwise encumber the Shares or other securities which constitute Other Stock Unit Awards prior to the later of: (i) the date on which the Shares or other securities are issued, or (ii) the date on which any applicable restrictions, performance or deferral period lapses. Shares (including securities convertible into Shares) and other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) and other securities purchased pursuant to purchase rights granted pursuant to Other Stock Unit Awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the Fair Market Value of such Shares or other securities on the Grant Date, unless the Committee otherwise elects. Unless the Committee determines otherwise, Other Stock Unit Awards granted under this Plan shall have a vesting period of not less than one year.

ARTICLE 11
TRANSFERABILITY OF AWARDS
Awards and benefits payable under this Plan shall not be Transferable by the Participant during his or her lifetime and may not be assigned, exchanged, pledged, Transferred or otherwise encumbered or disposed of except by will or the laws of descent and distribution or, except in the case of an Incentive Option, by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code. Awards shall be exercisable during a Participant’s lifetime only as set forth in the preceding sentence by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.
Notwithstanding the above, the Committee may, with respect to particular Awards, other than Incentive Options, establish or modify the terms of the Awards to allow the Awards to be Transferred, at the request of the Participant, to trusts established by the Participant or as to which the Participant is a grantor or to family members of the Participant or otherwise for personal and tax planning purposes of the Participant. If the Committee allows such Transfer, such Awards shall not be exercisable for a period of not less than six months following the action of the Committee. To the extent the Committee action allowing such Transfer occurs within the last six months of the Term of any Award granted under this Plan, the Term of such Award shall automatically be extended for a period necessary to accommodate the exercise limitation discussed in the preceding sentence or by such other period as determined by the Committee. In no event can a SAR be Transferred if it was issued as a Tandem SAR with an Incentive Option as a Reference Option unless the SAR is Transferred with the Incentive Option and the Transfer satisfies the other terms of this Plan.
ARTICLE 12
TERMINATION OF AWARDS
12.1    Termination of Awards. An Award will terminate as follows:
12.1.1    Upon exercise or expiration by its terms.
12.1.2    Upon termination of employment for reasons other than Cause, the then-exercisable portion of any Award will terminate on the 60th day after the date of termination. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment. In the case of Incentive Options, however, a contract with the Participant providing for re-employment must be in place in order for the leave of absence to not be considered a termination of employment.
12.1.3    An Award held by an Eligible Employee may be exercised, to the extent then exercisable upon termination, within one year after termination of employment in the following circumstances:
12.1.3.1     after death that occurs while employed or within sixty days after termination of employment for any reason other than for Cause;
12.1.3.2     the employee becomes subject to Permanent and Total Disability while employed; or
12.1.3.3     Retirement.
In the case of Retirement, any exercise of an Incentive Option more than 90 days after the date of Retirement will cause the Incentive Option to lose the tax-favored benefits generally provided to Incentive Options.

Awards may be exercised in such circumstances by the person or the person’s estate or guardian or those persons to whom the Award may be Transferred by will or the laws of descent and distribution as appropriate.
12.1.4    Awards shall terminate immediately if employment is terminated for Cause.
12.1.5    If an individual holding an Award violates any term of any written employment, confidentiality or noncompetition agreement between the Company and that person, all existing Awards held by such person will terminate immediately. In addition, if at any time of such violation such person has exercised an Award for Shares but has not received certificates for the Shares to be issued, the Company may void the Award and its exercise. Any such actions by the Company shall be in addition to, and not in lieu of, any other rights or remedies available to the Company in such circumstances.
12.1.6    If an Eligible Employee holding an Award violates any covenant in any confidentiality, non-solicitation, non-competition, employment or similar agreement or arrangement with the Company or any of its subsidiaries, that person will pay to the Company, within 30 days after receiving written notice from the Company, an amount equal to the gross amount gained, realized or obtained by that person’s exercise or grant of any portion of any Award exercised or granted in the 24 months prior to such violation.
12.2    Acceleration of Vesting and Extension of Exercise Period Upon Termination.
12.2.1    Notwithstanding anything contained in this Article 12, upon the termination of employment of a Participant, the Committee may, in its sole discretion, accelerate the vesting of all or part of any Awards held by such terminated Participant, or Transferred by the Participant in accordance with Article 11, so that such Awards are fully or partially exercisable as of the date of termination, and may also extend the permitted exercise period of such Awards for up to five years from the date of termination, but in no event longer than the original expiration date of such Award. Under the Code, extensions of the Term of Incentive Options will cause the Option to become non-qualified unless the exercise price is reset to be at least equal to the Fair Market Value on the date of extension and the other requirements of an Incentive Option are satisfied at that time.
12.2.2    Except as provided in Section 12.2.1 or Section 4.2, in no event will the continuation of the exercisability of an Award beyond the date of termination of employment allow the Participant, or his or her beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Award than could have been purchased on the date that employment was terminated.
12.3    Additional Terms. The Committee, in its discretion, may as to any particular outstanding Award or upon the grant of any Award, establish terms and conditions which are different from those otherwise contained in this Article 12, by, without limitation, providing that upon termination of employment for any designated reason, vesting may occur in whole or in part at such time and that such Award may be exercised for any period during the remaining Term of the Award, not to exceed ten years from the Date of Grant. This Section 12.3 shall not apply to Incentive Options.
ARTICLE 13
DEFERRALS
The Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as shall be set forth in the Award Agreement.

ARTICLE 14
TERMINATION OR AMENDMENT OF PLAN
Notwithstanding any other provisions hereof to the contrary, the Board may assume responsibilities otherwise assigned to the Committee and may at any time, amend, in whole or in part, any provisions of this Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to any Awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such Participant. No amendment shall, without shareholder approval, increase the number of Shares available under the Plan, increase the number of Shares for which Incentive Options may be granted, cause the Plan or any Award granted to Covered Employees under the Plan to fail to meet the conditions for exclusion of application of the $1,000,000 deduction limitation imposed by Section 162(m) of the Code where the Award was granted with the intention of avoiding such limitations, or without the consent of the Participant, cause any Incentive Option to fail to qualify as an “Incentive Stock Option” as defined by Section 422 of the Code.
ARTICLE 15
GENERAL PROVISIONS
15.1    No Right to Continued Employment or Business Relationship. Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon any Participant any right to continue in the employ of, or in any business relationship with, the Company or any Subsidiary, or interfere in any way with the right of the Company or any Subsidiary to terminate such employment or business relationship at any time.
15.2    No Right to Award. No Eligible Employee, Advisor or Nonemployee Director shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award or Stock Option. Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant’s employment or service contract with the Company or any Affiliate and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any Affiliate for severance payments.
15.3    No Claim/Uniformity. Except as provided in Section 6.4, no Eligible Employee, Advisor or Nonemployee Director shall have any claim to receive any Award under this Plan, and there is no obligation for uniformity of treatment of Participants under this Plan.
15.4    Acceptance of Award Agreement. The prospective recipient of any Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted an Award Agreement or other instrument evidencing the Award.
15.5    Certificates for Shares. All certificates for Shares delivered under this Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates to make appropriate reference to such restrictions.
15.6    No Offer to Sell Securities. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the federal securities laws and any other laws to which such offer, if made, would be subject.
15.7    Other Plans. The value of, or income arising from, any Awards issued under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, Disability or other

Retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary, unless such plan specifically provides to the contrary. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.
15.8    Withholding of Taxes. The Company may deduct from any payment to be made pursuant to this Plan, or the Company may otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash to a Participant, or at any time thereafter as requested by the Company (including without limitation at such time that a Participant makes an election under section 83(b) of the Code), payment by the Participant of any Federal, state, local or foreign taxes required by law to be withheld.
The Company may withhold from payroll and/or any other amounts payable to the Participant all sums required to satisfy such tax obligations.
15.9    Reimbursement of Taxes. The Committee may provide in its discretion that the Company may reimburse a Participant for federal, state, local and foreign tax obligations incurred as a result of the grant or exercise of an Award issued under this Plan.
15.10    Grants to Covered Employees. Notwithstanding anything to the contrary in this Plan, Awards granted under the Plan to Covered Employees may be granted in a manner such that the Company’s income tax deduction for the compensation attributable to the Awards is not limited to the deduction restriction imposed by Section 162(m) of the Code.
15.11    Governing Law. This Plan and actions taken in connection with it shall be governed by the laws of Ohio without regard to the principles of conflict of laws.
15.12    Liability. No employee of the Company nor member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.
15.13    Severability. If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.
15.14    Shareholder Approval. This Plan is contingent upon approval by shareholders at the Company’s 2005 Annual Shareholders’ Meeting. If such approval is not obtained, this Plan shall become null and void and any Awards made pursuant to it shall become null and void.

AMENDMENT NO. 1 TO
CINTAS CORPORATION
2005 EQUITY COMPENSATION PLAN

This Amendment No. 1 to 2005 Equity Compensation Plan (the “Plan”) of Cintas Corporation (the “Company”) is made effective as of the 20th day of October, 2009.
RECITALS
A.    The Company desires to amend the terms of the Plan to extend the period during which holders of Awards may exercise their Awards under the Plan.
B.    Article 14 of the Plan provides the Board of the Company with authority to amend the Plan as provided herein, and the Board of Directors desires to make such amendments.
The Plan is amended as follows:
1.Capitalized Terms. Capitalized terms used in this Amendment No. 1 without definition have the meaning assigned such terms in the Plan.
2.    Amendment to Section 6.4.2.4. Section 6.4.2.4 of the Plan is amended and restated as follows:
“6.4.2.4    Options held by a Director may be exercised at any time during their ten year period and shall continue to vest during that period if the Director dies or ceases to be a Director by reason of Disability or retires as a Director for any reason other than as set forth in Section 6.4.3. An optionee who ceases to be a Nonemployee Director for any reason other than death, retirement or disability, may exercise the Option at any time during the ten year Option period only to the extent that the option holder was entitled to exercise the Option at the time of such cessation. The Committee, at its sole discretion, may permit particular holders of Options to exercise an Option to a greater extent than provided herein.”
3.    Amendment to Section 12.1.3. Section 12.1.3 of the Plan is amended and restated as follows:
“12.1.3 An Award held by an Eligible Employee may be exercised, to the extent then exercisable upon termination, within one year after termination of employment in the following circumstances:
12.1.3.1 after death that occurs while employed or within sixty days after termination of employment for any reason other than for Cause; or
12.1.3.2 the employee becomes subject to Permanent and Total Disability while employed.
12.1.4 In the case of Retirement, an Award held by an Eligible Employee may be exercised, to the extent then exercisable upon Retirement, through the expiration date of the Award. In the case of Retirement, any exercise of an Incentive Option more than 90 days after the date of Retirement will cause the Incentive Option to lose the tax-favored benefits generally provided to Incentive Options.
12.1.5 Awards may be exercised pursuant to Section 12.1.3 or 12.1.4 by the person or the person’s estate or guardian or those persons to whom the Award may be Transferred by will or the laws of descent and distribution as appropriate.”
4.    Renumbering of Subsections. Subsections 12.1.4, 12.1.5 and 12.1.6 in the Plan are renumbered 12.1.6, 12.1.7 and 12.1.8, respectively.
5.    Entire Amendment. Except as provided in this Amendment No. 1, the Plan is ratified and affirmed.

AMENDMENT NO. 2 TO
CINTAS CORPORATION
2005 EQUITY COMPENSATION PLAN
Cintas Corporation hereby adopts this Amendment No. 2 to the Cintas Corporation 2005 Equity Compensation Plan, as Amended by Amendment No. 1 on October 20, 2009, (the “Plan”), effective as of July 24, 2012. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
Section 2.28 of the Plan is hereby amended in its entirety to read as follows:
“‘Retirement’ means (i) in the case of an employee, termination of employment with the Company, other than a termination for Cause or violation of an agreement as specified in Sections 12.1.7 or 12.1.8, respectively, and other than by death or Disability, by an employee who is at least 62 years of age with at least 15 years of continuous employment with the Company or a Subsidiary, and (ii) in the case of a Nonemployee Director, termination of service to the Company at such time and in such circumstances as is determined by the Board to constitute Retirement.”
II.
The first sentence of Section 6.4.2.4 is hereby amended to read as follows:
“Options held by a Nonemployee Director may be exercised at any time during their ten year period and shall vest immediately if the Nonemployee Director ceases service with the Company by reason of death, Disability, or Retirement for any reason other than as set forth in Section 6.4.3.”
III.
A new Section 8.2.6 is hereby added to the Plan to read as follows:
“8.2.6    Restricted Stock Awards of Nonemployee Directors. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee, Shares of Restricted Stock awarded to a Nonemployee Director shall vest immediately if the Nonemployee Director ceases service with the Company by reason of death, Disability or Retirement for any reason other than as set forth in Section 6.4.3.”
IV.
Article 12 of the Plan is hereby amended in its entirety to read as follows:
“12.1    Termination of Awards. Subject to Section 12.3, an Award will terminate as follows:
12.1.1    Upon exercise or expiration by its terms.
12.1.2    Except as otherwise provided herein, upon termination of employment for reasons other than Cause, the then-exercisable portion of any Award that is subject to exercise will terminate on the 60th day after the date of termination. Except as otherwise provided herein, the portion of any Award that is not exercisable or not vested will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment. In the case of Incentive Options, however, a contract with the Participant providing for re-employment must be in place in order for the leave of absence to not be considered a termination of employment.

12.1.3    If an Eligible Employee’s employment terminates by reason of death that occurs while employed, then:
12.1.3.1 any Award held by the Eligible Employee that is subject to exercise shall be 100% exercisable and may be exercised at any time through the expiration date of the Award; and
12.1.3.2 any Restricted Stock Award held by the Eligible Employee shall immediately vest upon the Eligible Employee’s death.
12.1.4 If an Eligible Employee incurs a Disability while employed, then:
12.1.4.1 any Award held by the Eligible Employee that is subject to exercise shall continue to become exercisable as if the Eligible Employee had not incurred such Disability but instead had remained employed by the Company or a Subsidiary and may be exercised (to the extent exercisable) at any time through the expiration date of the Award; and
12.1.4.2 any Restricted Stock Award held by the Eligible Employee shall continue to vest as if the eligible Employee had not incurred such Disability but instead had remained employed by the Company or a Subsidiary.
12.1.5    In the case of the Retirement of an Eligible Employee more than six months after the Grant Date, a Restricted Stock Award held by such Eligible Employee shall continue to vest as if the Eligible Employee had not retired but instead had remained employed by the Company or a Subsidiary.
12.1.6    Awards may be exercised pursuant to Section 12.1.3 or 12.1.4 by the person or, after the person’s death, the person’s estate or guardian or those persons to whom the Award may be Transferred by will or the laws of descent and distribution as appropriate.
12.1.7    Awards shall terminate immediately if employment is terminated for Cause.
12.1.8    If an individual holding an Award violates any term of any written employment, confidentiality or noncompetition agreement between the Company and that person, all existing Awards held by such person will terminate immediately. In addition, if at any time of such violation such person has exercised an Award for Shares but has not received certificates for the Shares to be issued, the Company may void the Award and its exercise. Any such actions by the Company shall be in addition to, and not in lieu of, any other rights or remedies available to the Company in such circumstances.
12.1.9    If an Eligible Employee holding an Award violates any covenant in any confidentiality, non-solicitation, non-competition, employment or similar agreement or arrangement with the Company or any of its subsidiaries, that person will pay to the Company, within 30 days after receiving written notice from the Company, an amount equal to the gross amount gained, realized or obtained by that person’s exercise or grant of any portion of any Award exercised or granted in the 24 months prior to such violation.
12.2    Acceleration of Vesting and Extension of Exercise Period Upon Termination.
12.2.1    Notwithstanding anything contained in this Article 12, upon the termination of employment of a Participant, the Committee may, in its sole discretion, accelerate the exercisability or vesting of all or part of any Awards held by such terminated Participant, or Transferred by the Participant in accordance with Article 11, so that such Awards are fully or partially exercisable or vested as of the date of termination, and may also extend the permitted exercise period of such Awards for up to five years from the date of termination, but in no event longer than the original expiration date of such Award. Under the Code, extensions of the Term of Incentive Options will cause the Option to become non-qualified unless the exercise price is reset to be at least equal to the Fair Market Value on the date of extension and the other requirements of an Incentive Option are satisfied at that time.

12.2.2    Except as provided in Section 12.2.1 or Section 4.2, in no event will the continuation of the exercisability of an Award beyond the date of termination of employment allow the Participant, or his or her beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Award than could have been purchased on the date that employment was terminated.
12.3    Additional Terms. The Committee, in its discretion, may as to any particular outstanding Award or upon the grant of any Award, establish terms and conditions which are different from those otherwise contained in this Article 12, by, without limitation, providing that upon termination of employment for any designated reason, exercisability or vesting of an Award may occur in whole or in part at such time or at some other time and that such Award (if subject to exercise) may be exercised for any period during the remaining Term of the Award, not to exceed ten years from the Date of Grant. This Section 12.3 shall not apply to Incentive Options.”

AMENDMENT NO. 3 TO
CINTAS CORPORATION
2005 EQUITY COMPENSATION PLAN
Cintas Corporation hereby adopts this Amendment No. 3 to the Cintas Corporation 2005 Equity Compensation Plan, as amended by Amendment No. 1 on October 20, 2009 and Amendment No. 2 on July 24, 2012 (the “Plan”), effective as of July 30, 2013. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
The first sentence of Article 5 of the Plan is hereby amended in its entirety to read as follows:
“This Plan shall terminate on October 18, 2018, unless terminated sooner by the Board pursuant to Article 14.”
II.
The first sentence of Section 8.1 of the Plan is hereby amended in its entirety to read as follows:
“The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee, Advisor, and/or Nonemployee Director, except that no person shall receive during any 12-month period Restricted Stock Awards with a Fair Market Value in excess of $5,000,000 as of the applicable Grant Date.”
III.
The first sentence of Section 9.1.1 of the Plan is hereby amended in its entirety to read as follows:
“In addition to Restricted Stock Awards granted pursuant to Article 8, the Committee may, in its discretion, grant Performance Awards to Eligible Employees and Advisors, except that no person shall receive during any 12-month period Performance Awards with a Fair Market Value in excess of $5,000,000 as of the applicable Grant Date.”
IV.
Section 9.1.2 of the Plan is hereby amended in its entirety to read as follows:
“9.1.2 Criteria for Awards. The Committee may condition the grant or vesting of a Performance Award upon the attainment of one or more, or a combination, of the following specified performance goals (collectively, “Performance Objectives”):
9.1.2.1     Profits (e.g., operating profit or income, EBIT, EBT, net income, earnings per share, residual or economic earnings, or economic value added);
9.1.2.2 Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, free cash flow, residual cash flow or cash flow return on investment);
9.1.2.3 Returns (e.g., EPS, profits or cash flow returns on: assets, invested capital, net capital employed, or equity);
9.1.2.4 Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables, or any combination thereof);

9.1.2.5 Profit Margins (e.g., operating profit or gross profit divided by revenues or value added revenues);
9.1.2.6 Liquidity Measures (e.g., debt-to-debt-plus-equity, debt-to-capital, debt-to-EBITDA, total debt ratio, or EBITDA multiple);
9.1.2.7 Sales, Value Added Sales, Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, new product sales growth, value added sales, growth in value added sales, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, sales per employee, cost targets, expense or debt reduction levels); and
9.1.2.8 Strategic Initiative Key Deliverable Metrics (e.g., product development, safety performance, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, human resources, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, increase in yield and productivity or goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures).”
V.
A new Section 9.1.3 of the Plan is hereby added immediately following Section 9.1.2 to read as follows:
“9.1.3    Additional Considerations. The Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Performance Objectives may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance criteria themselves.
With respect to a Performance Award to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code (a “Qualified Performance-Based Award”), each such Performance Objective shall define in an objective manner the extent to which the Performance Objective for a Plan Year has been achieved. With respect to Qualified Performance-Based Awards, the Committee may provide that any Performance Objective may include or exclude objectivity determinable adjustments. With respect to Qualified Performance-Based Awards, to the extent such adjustments apply to a Performance Objective, they shall be prescribed in a form and at a time that meets the requirements of Section 162(m) of the Code.
If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may in its discretion modify such Performance Objectives or any related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a change in control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.”

AMENDMENT NO. 4 TO
CINTAS CORPORATION
2005 EQUITY COMPENSATION PLAN

Cintas Corporation hereby adopts this Amendment No. 4 to the Cintas Corporation 2005 Equity Compensation Plan, as amended by Amendment No. 1 on October 20, 2009, Amendment No. 2 on July 24, 2012 and Amendment No. 3 on July 30, 2013 (the “Plan”), effective as of the date that the shareholders of Cintas Corporation approve such Amendment No. 4. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
The first sentence of Section 4.1 of the Plan is hereby amended in its entirety to read as follows:
“Subject to adjustment as provided in Section 4.2, the number of Shares which may be issued under this Plan shall not exceed 21,000,000 Shares.”
II.
Section 6.2.4 of the Plan is hereby amended in its entirety to read as follows:
“The aggregate number of Shares under this Plan that may be issued with respect to Incentive Options shall not exceed 21,000,000 Shares.”
III.
Section 6.3.7 of the Plan is hereby deleted in its entirety.

CINTAS CORPORATION
6800 CINTAS BOULEVARD
P.O. BOX 625737
CINCINNATI, OH 45262-5737
ATTN: JUDY GIRTY

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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M77856-P55360 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CINTAS CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1a. Gerald S. Adolph	☐	☐	☐
1b. John F. Barrett	☐	☐	☐
1c. Melanie W. Barstad	☐	☐	☐
1d. Richard T. Farmer	☐	☐	☐
1e. Scott D. Farmer	☐	☐	☐
1f. James J. Johnson	☐	☐	☐
1g. Robert J. Kohlhepp	☐	☐	☐
1h. Joseph Scaminace	☐	☐	☐
1i. Ronald W. Tysoe	☐	☐	☐

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:			
2. To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
3. To approve Amendment No. 4 to the Cintas Corporation 2005 Equity Compensation Plan.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
4. To ratify Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2015.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholders' Meeting to Be Held on October 21, 2014:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M77857-P55360

CINTAS CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT J. KOHLHEPP, SCOTT D. FARMER and WILLIAM C. GALE, and each or any of them, with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders of Cintas Corporation (the "Company") to be held at Cintas Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio, on Tuesday, October 21, 2014, at 10:00 A.M. (Eastern Daylight Time), and at any postponement or adjournment thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company, which the undersigned would be entitled to vote as directed on the reverse side, and, in their discretion, upon such other matters as may come before the meeting or any postponement of adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side